EXHIBIT 2


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                            RESTRUCTURING AGREEMENT



                                    BETWEEN



                           BALLARD POWER SYSTEMS INC.

                                    - AND -

                                   DAIMLER AG

                                    - AND -

                               FORD MOTOR COMPANY



                                November 7, 2007



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

                               TABLE OF CONTENTS


PART 1 INTERPRETATION.........................................................2
   DEFINITIONS................................................................2
   INTERPRETATION............................................................15
   EXHIBITS..................................................................18

PART 2 CAPITALIZATION OF NEWCO...............................................19
   INCORPORATION AND ORGANIZATION OF NEWCO...................................19
   TRANSFERS BY BALLARD TO NEWCO.............................................19
   CALCULATION OF NEWCO PURCHASE PRICE.......................................20
   PAYMENT OF NEWCO PURCHASE PRICE...........................................20
   PAYMENT OF TRANSFER TAXES.................................................20
   TAX ELECTIONS.............................................................21

PART 3 SALE TO DAIMLER.......................................................21
   TRANSFER BY BALLARD TO DAIMLER............................................21
   CALCULATION OF DAIMLER PURCHASE PRICE.....................................22
   PAYMENT OF DAIMLER PURCHASE PRICE.........................................22
   ALLOCATION OF DAIMLER PURCHASE PRICE......................................22
   THIRD PARTIES.............................................................23

PART 4 SALE TO FORD..........................................................23
   TRANSFER BY BALLARD TO FORD...............................................23
   CALCULATION OF FORD PURCHASE PRICE........................................24
   PAYMENT OF FORD PURCHASE PRICE............................................24
   ALLOCATION OF FORD PURCHASE PRICE.........................................24
   THIRD PARTIES.............................................................25

PART 5 REPRESENTATIONS, WARRANTIES AND COVENANTS.............................25
   REPRESENTATIONS AND WARRANTIES OF BALLARD.................................25
   REPRESENTATIONS AND WARRANTIES OF DAIMLER.................................30
   REPRESENTATIONS AND WARRANTIES OF FORD....................................33
   COVENANTS OF BALLARD......................................................36
   COVENANTS OF DAIMLER AND FORD.............................................41
   IDENTIFICATION OF UNCLASSIFIED BALLARD IPRS...............................44
   PROCEDURE FOR UNCLASSIFIED BALLARD IPRS...................................45
   TRANSFER OF OVERLOOKED ASSETS, ACCESS TO OTHER ASSETS.....................45
   POST CLOSING PROVISION OF PRODUCTS........................................46
   SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES.....................49

PART 6 CONDITIONS............................................................49
   CONDITIONS FOR THE BENEFIT OF BALLARD.....................................49
   WAIVER OF CONDITIONS BY BALLARD...........................................50
   CONDITIONS FOR THE BENEFIT OF DAIMLER.....................................50
   WAIVER OF CONDITIONS BY DAIMLER...........................................51
   CONDITIONS FOR THE BENEFIT OF FORD........................................51
   WAIVER OF CONDITIONS BY FORD..............................................52
   CONDITIONS FOR THE BENEFIT OF ALL OF THE PARTIES..........................52

PART 7 INDEMNITIES...........................................................53
   NOTICE OF BREACH..........................................................53
   INDEMNITY TO BALLARD BY DAIMLER...........................................53
   INDEMNITY TO BALLARD BY FORD..............................................53

   INDEMNITY TO DAIMLER BY BALLARD...........................................53
   INDEMNITY TO FORD BY BALLARD..............................................54
   INDEMNITY CLAIM THRESHOLD.................................................54
   LIMITATIONS OF INDEMNITY CLAIMS...........................................54
   TIME LIMITATION ON INDEMNITY CLAIMS.......................................55

PART 8 CLOSING...............................................................55
   CLOSING...................................................................55
   DELIVERIES BY DAIMLER.....................................................55
   DELIVERIES BY FORD........................................................58
   DELIVERIES BY BALLARD.....................................................60
   ADDITIONAL DELIVERIES.....................................................63

PART 9 GOVERNING LAW; DISPUTE RESOLUTION.....................................63
   INITIATION OF PROCESS.....................................................63
   REFERRAL TO SENIOR OFFICERS...............................................63
   DECISION BINDING..........................................................63
   SUBMISSION TO ARBITRATION.................................................63
   ACCEPTANCE AND IMPLEMENTATION.............................................64
   CONDUCT OF ARBITRATION....................................................64
   ARBITRATION AWARD.........................................................64
   GOVERNING LAW.............................................................64

PART 10 TERMINATION..........................................................65
   TERMINATION TIME..........................................................65
   TERMINATION AT ANY TIME...................................................65

PART 11 GENERAL..............................................................65
   MODIFICATIONS, APPROVALS AND CONSENTS.....................................65
   FURTHER ASSURANCES........................................................66
   ENTIRE AGREEMENT..........................................................66
   EXPENSES..................................................................66
   CONFIDENTIALITY OBLIGATIONS OF BALLARD, DAIMLER AND FORD..................66
   NOTICES...................................................................68
   DEEMED RECEIPT............................................................69
   CHANGE OF ADDRESS.........................................................69
   ENUREMENT.................................................................69
   TIME OF THE ESSENCE.......................................................69
   COUNTERPARTS..............................................................69
   NO PARTNERSHIP OR UNINCORPORATED JOINT VENTURE............................69
   PRESS RELEASES............................................................69
   PROCEEDINGS...............................................................70

                            RESTRUCTURING AGREEMENT

THIS AGREEMENT made the 7th day of November, 2007

BETWEEN:

            BALLARD POWER SYSTEMS INC., a corporation existing under the laws of Canada, having an office at 9000 Glenlyon
            Parkway, Burnaby, British Columbia, Canada, V5J 5J8

            ("BALLARD")

AND:

            DAIMLER AG, a corporation existing under the laws of Germany, having an office at Mercedesstrasse 137, 70327 Stuttgart, Germany

            ("DAIMLER")

AND:

            FORD MOTOR COMPANY, a corporation existing under the laws of Delaware, having an office at One American Road, Dearborn, Michigan, 48126, United States of America

            ("FORD")

WHEREAS:

(A)      Ballard  wishes to reduce its  current  investment  in the  automotive
sector  and  focus  its   efforts  on  the   development   of  Fuel  Cells  for
Non-Automotive Applications in order to achieve near-term revenues;

(B) Daimler and Ford wish to continue to focus on the development of Fuel Cells for Automotive Applications in order to support their principal business focus;

(C) Ballard, Daimler and Ford (each a "PARTY" and collectively the "PARTIES") have agreed on a restructuring plan which will enable each of them to meet their objectives, generally involving:

         (1) the transfer by Ballard to Newco of certain of the assets, liabilities and personnel relating to the Ballard Automotive Business;

         (2) the licensing between Ballard, Daimler and Ford of the IPR related to Fuel Cells held by each of them to the other in order to enable them to carry on their respective businesses;

         (3) the disposition by Ballard to Daimler and Ford of (i) a controlling interest in Newco; (ii) its interest in the Automotive IPR; and (iii) licenses to the Fundamental IPR and Non-Automotive IPR for use in Automotive Propulsion Applications in exchange for the entire interest of Daimler and Ford in Ballard; and

         (4) the other transactions contemplated hereunder, including the implementation of the Holding Structure;

all as more particularly described, and on the terms and conditions set out, in this Agreement.

NOW THEREFORE this Agreement witnesses that the Parties mutually covenant and agree as follows:


                                    PART 1
                                 INTERPRETATION


         DEFINITIONS

1.1 In this Agreement and the recitals hereto, except as otherwise expressly provided or unless the context otherwise requires, the following words and phases have the following meanings:

         (a) ADMINISTRATIVE SERVICES AGREEMENT means the agreement between Ballard and Newco under which Ballard will provide such administrative support services (IT, finance, HR, etc.) as are requested by Newco, the form of which is to be settled between Daimler, Ford and Ballard during the Interim Period on the basis of the terms set out in Exhibit K;

         (b) ASSET TRANSFER AGREEMENT means the transfer agreement between Ballard and Newco providing for the transfer by Ballard of the Ballard Automotive Assets to Newco and the assumption by Newco of the Ballard Automotive Liabilities, in the form comprising Exhibit D;

         (c)      AUTOMOBILE means a car, Bus, van or truck;

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                                      -3-


         (d) AUTOMOTIVE CONTRACTS means the contracts related to the Ballard Automotive Business and listed in Exhibit N, but exclude the contracts listed in Exhibit O;

         (e) AUTOMOTIVE IPR means the IPR listed in Exhibit V, to be transferred by Ballard to Daimler and Ford pursuant to the Ballard IPR Transfer Agreement;

         (f) AUTOMOTIVE PROPULSION APPLICATION means a propulsion system in an Automobile which incorporates a Fuel Cell as the sole or partial source of propulsion power, including a hybrid propulsion system combining both a Fuel Cell and either or both of another source of propulsion power and an electrical storage unit;

         (g) AUXILIARY POWER UNIT APPLICATION means any system in an Automobile which incorporates a Fuel Cell but which does not provide propulsion power or power to charge the electrical storage unit of an Automotive Propulsion Application, provided that a system in an Automobile which incorporates a Fuel Cell is not an Automotive Propulsion Application solely as a result of that system receiving power from an electrical storage unit of an Automotive Propulsion Application;

         (h) BALLARD ARTICLES OF AMENDMENT means the articles of amendment of Ballard comprising Exhibit C;

         (i) BALLARD AUTOMOTIVE ASSETS means the Tangible Automotive Assets and the Automotive Contracts;

         (j) BALLARD AUTOMOTIVE BUSINESS means Ballard's business of researching, developing, designing, manufacturing, making, having made, assembling, installing, distributing, marketing, selling and servicing Fuel Cells for Automotive Propulsion Applications;

         (k) BALLARD AUTOMOTIVE LIABILITIES means the liabilities related to the Ballard Automotive Business and listed in Exhibit Q, but excluding the liabilities listed in Exhibit R;

         (l) BALLARD CIRCULAR means the management proxy circular of Ballard to be prepared and sent to Ballard Shareholders in connection with the Ballard Meeting;

         (m) BALLARD CLOSING OPINION means the opinion of in-house counsel to Ballard to be rendered to, and be to the reasonable satisfaction of, Daimler and Ford and dated and delivered on the Closing Date opining as to the due incorporation and existence of Ballard, the due authorization, execution and delivery of this Agreement and the Transaction Documents to which it is a party and that completion by Ballard of the transactions contemplated hereby or thereby does not constitute or result in the breach of, conflict with or violate Ballard's constating documents or any law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or Governmental Authority by which it is bound or is subject;

         (n) BALLARD COMMON SHARES means common shares in the capital of Ballard;

         (o) BALLARD IPR TRANSFER AGREEMENT means the transfer agreement among Ballard, Daimler and Ford, providing for the transfer by Ballard of the Automotive IPR to Daimler and Ford, in the form comprising Exhibit E;

         (p) BALLARD LICENSE has the meaning ascribed thereto in the Master License Agreement;

         (q) BALLARD MEETING means the special meeting of Ballard Shareholders (including any adjournment thereof) to be held to consider and, if deemed advisable, to pass the Ordinary Resolution and the Special Resolution;

         (r)      BALLARD SHAREHOLDER means a holder of Ballard Common Shares;

         (s)      BCBCA means the British Columbia BUSINESS CORPORATIONS ACT;

         (t)      BUS means a Large Bus or a Shuttle Bus;

         (u)      CBCA means the CANADA BUSINESS CORPORATIONS ACT;

         (v) CLOSING means the completion of the transactions contemplated by this Agreement;

         (w) CLOSING DATE means January 31, 2008, or such other date as may be agreed by Ballard, Daimler and Ford;

         (x) CLOSING TIME means 9:00 a.m. (Vancouver time) on the Closing Date or such other time as may be agreed by Ballard, Daimler and Ford;

         (y) CONFIDENTIAL INFORMATION means, in relation to a Person, information developed or used by such Person in connection with its business, whether disclosed prior to or after the date of this Agreement, including, but not limited to, such Person's Intellectual Property Rights, Know-How, customer information, financial information, marketing information, research and development information and information pertaining to business opportunities;

         (z) CONSENT means the consent, approval, order, authorization, qualification or waiver of registration (other than registration with respect to title or interest in real property) or filing with, application or notice to, or other action whatsoever by, any Person other than a Governmental Authority which is required in connection with the completion of any of the transactions contemplated by this Agreement, but does not include any consent of a Transferred Employee to the transfer of his or her employment to Newco or the assignment of his or her employment agreement to Newco;

         (aa) CONTROL of a corporation, limited liability company, other body corporate or other entity by a Person only occurs, for the purposes of this Agreement, if:

                  (i) securities of the corporation, limited liability company, other body corporate or other entity to which are attached more than 50% of the votes that may be cast to elect directors of the corporation, limited liability company, other body corporate or other entity (or other members of the governing body of the corporation, limited liability company, other body corporate or other entity, if it has no board of directors) or other rights to elect a majority of directors or such other members are held, other than by way of security or pledge only, by or for the benefit of that Person; and

                  (ii) the votes attached to those securities are sufficient, or such rights are sufficient, if exercised, to elect a majority of the directors (or other members of the governing body of the corporation, limited liability company, other body corporate or other entity, if it has no board of directors) of the corporation, limited liability company, other body corporate or other entity;

         (ab) DAIMLER BALLARD COMMON SHARES means the 21,392,598 Ballard Common Shares, owned by Daimler and/or a Daimler Subsidiary that are to be transferred to Ballard pursuant to Section 3.3(a);

         (ac) DAIMLER CLOSING OPINION means the opinion of in-house counsel to Daimler to be rendered to, and be to the reasonable satisfaction of, Ballard and Ford and dated and delivered on the Closing Date opining as to the due incorporation and existence of Daimler, the due authorization, execution and delivery by Daimler of this

                  Agreement and the Transaction Documents to which it is a party and that completion by Daimler of the transactions contemplated hereby or thereby does not constitute or result in the breach of, conflict with or violate Daimler's constating documents or any law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or Governmental Authority by which it is bound;

         (ad)     DAIMLER DBF SHARES  means the 50 Class A DBF Shares  owned by
                  Daimler   and/or  a  Daimler   Subsidiary   that  are  to  be
                  transferred to Ballard pursuant to Section 3.3(a);

         (ae) DAIMLER IMPROVEMENTS LICENSE has the meaning ascribed thereto in the Improvements License Agreement;

         (af) DAIMLER NEWCO SHARES means the 501,000 Newco Shares that are to be transferred by Ballard to Daimler pursuant to Section 3.1;

         (ag)     DAIMLER  PURCHASE PRICE has the meaning  ascribed  thereto in
                  Section 3.1;

         (ah) DAIMLER SUPERVISORY BOARD APPROVAL means the required approval of Daimler's supervisory board for the completion by Daimler of the transactions contemplated herein and in the Transaction Documents;

         (ai) DATA ROOM means the Ballard data room posted on the Merrill Datasite under the project name "balance07", as in effect on the date hereof, as evidenced by a compact disc to be delivered by Ballard to Daimler and Ford;

         (aj) DBF means DBF Pref Share Holdings Inc., a corporation existing under the laws of Canada;

         (ak) DBF SHARES means the Class A Common shares, the Class B Common shares and the Class C Common shares in the capital of DBF;

         (al) DESIGN ENGINEERING SERVICES AGREEMENT means the agreement between Ballard, Newco, Daimler and Ford under which Ballard will provide such design engineering services as are requested by Newco, the form of which is to be settled between Daimler, Ford and Ballard during the Interim Period on the basis of the terms set out in Exhibit K;

         (am)     DESIGNATED EMPLOYEES means the employees listed in Exhibit M;

         (an)     EMPLOYEE   PLANS   means  all  oral  or  written   employment
                  agreements, and all plans, policies, programs or practices applying to the

                  Designated Employees or any of them including, but not limited to, all compensation, employee benefit, health, welfare, supplemental employment benefit, bonus, incentive, employee reward or recognition, employee assistance, pension, RRSP, retirement, profit sharing, deferred compensation, stock compensation, stock purchase, share option, share unit, stock appreciation, phantom stock, vehicle, leave, sickness, disability, termination, severance and change of control plans, policies, programs or practices;

         (ao) ENCUMBRANCE means any mortgage, charge, pledge, hypothecation, lien, easement, right-of-way, encroachment, security interest, covenant, condition, right of re entry, right of possession, lease, license, assignment, option, claim or other title defect, encumbrance or charge, whether or not registered or registrable and whether or not consensual or arising by law, statutory or otherwise;

         (ap)     EXHIBIT means an exhibit to this Agreement;

         (aq) FAILURE ANALYSIS SERVICES AGREEMENT means the agreement between Ballard, Newco, Daimler and Ford under which Ballard will provide such failure analysis services as are requested by Newco, the form of which is to be settled between Daimler, Ford and Ballard during the Interim Period on the basis of the terms set out in Exhibit K;

         (ar) FAIR MARKET VALUE means, with respect to the Ballard Common Shares on the date hereof, the average of the closing sale price per Ballard Common Share as reported on the NASDAQ National Market for the 20 trading days ending on the Business Day before the date hereof;

         (as) FORD BALLARD COMMON SHARES means 12,868,700 Ballard Common Shares owned by Ford or a Ford Subsidiary that are to be transferred to Ballard pursuant to Section 4.3(a);

         (at) FORD CLOSING OPINION means the opinion of in-house counsel to Ford to be rendered to, and be to the reasonable satisfaction of, Ballard and Daimler and dated and delivered on the Closing Date opining as to the due incorporation and existence of Ford, the due authorization, execution and delivery by Ford of this Agreement and the Transaction Documents to which it is a party and that completion by Ford of the transactions contemplated hereby and thereby does not constitute or result in the breach of, conflict with or violate Ford's constating documents or any law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or Governmental Authority by which it is bound;

         (au) FORD DBF SHARES means 50 Class C DBF Shares owned by Ford and/or a Ford Subsidiary that are to be transferred to Ballard pursuant to Section 4.3(a);

         (av) FORD IMPROVEMENTS LICENSE has the meaning ascribed thereto in the Improvements License Agreement;

         (aw) FORD NEWCO SHARES means the 300,000 Newco Shares that are to be transferred by Ballard to Ford pursuant to Section 4.1;

         (ax)     FORD  PURCHASE  PRICE has the  meaning  ascribed  thereto  in
                  Section 4.1;

         (ay) FOURTH ALLIANCE AGREEMENT means the Amended and Restated Fourth Alliance Agreement between Ballard, Daimler, Ford and DBF dated February 15, 2007;

         (az) FUEL CELL means a proton exchange membrane fuel cell or fuel cell stack (including, for greater certainty, a direct methanol proton exchange membrane fuel cell or fuel cell stack) and components, devices, materials and subsystems thereof necessary or desirable for the functioning of, and comprising part of, the fuel cell or fuel cell stack, including:

                  (i)      membrane electrode assemblies;

                  (ii) plates with flow fields for fuel, oxidant and/or coolant;

                  (iii)    seals and compression hardware;

                  (iv) the supply and removal of gases and fluids to and from the fuel cell stack, as well as flow distribution of gases and fluids within fuel cell stacks and to individual fuel cells;

                  (v)      inlet  gas   conditioning,   including   filtration,
                           thermal   regulation,    pressure   regulation   and
                           humidification;

                  (vi)     vibration isolation;

                  (vii)    stack  enclosures for  mechanical,  thermal,  noise,
                           vibration,       water      and      electromagnetic
                           compatibility/electromagnetic interference (EMC/EMI) protection;

                  (viii) subsystems and components thereof (including sensors) for regulating the operational state of the fuel cell or fuel cell stack (including methods of control that deal with operating a stack under a set of conditions in order to achieve a certain stack-related outcome, such as increased power output, efficiency, durability and freeze-start), and for control and monitoring of the fuel cell stack to ensure compatibility of the fuel cell stack and fuel cell system inputs and outputs;

                  (ix)     power conditioning subsystem;

                  (x) electrical and mechanical interfaces (including all interfaces with the remainder of the components for the application for fluids, high voltage, low voltage, controls, mounting and dampening devices);

                  (xi) software interfaces between the stack control system and the fuel cell system control system; and

                  (xii)    structural elements or components thereof;

                  but, for greater certainty, excludes every item included in the definition of Fuel Cell System;

         (ba) FUEL CELL SYSTEM means the components assembled or designed for assembly around a Fuel Cell, including:

                  (i)      the fuel tank;

                  (ii)     fuel supply subsystem;

                  (iii)    fuel processor;

                  (iv)     air supply subsystem;

                  (v)      external product water management subsystem;

                  (vi)     cooling subsystem;

                  (vii)    fuel  cell  systems  controls   (including  sensors,
                           controls hardware and software);

                  (viii)   subsystems unrelated to fuel cell stack operation;

                  (ix)     power distribution subsystem;

                  (x) fuel cell system component enclosures for mechanical, thermal, noise, vibration, water and
                           electromagnetic        compatibility/electromagnetic
                           interference (EMC/EMI) protection;

                  which, together with a Fuel Cell, takes fuel and delivers electricity for an application but, for greater certainty, excludes every item included in the definition of Fuel Cell;

         (bb)     FUNDAMENTAL IPR means the IPR listed in Exhibit X;

         (bc) GAAP means, with respect to the determination of any accounting issue relating to a financial statement or record or any component thereof for any corporation, limited liability company or body corporate, the generally accepted accounting principles applicable, unless otherwise specified in this Agreement, in the country, the law of which governs the existence of such corporation, limited liability company or body corporate;

         (bd)     GOVERNMENTAL AUTHORITY means:

                  (i) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign;

                  (ii)     any  subdivision,   agent,   commission,   board  or
                           authority of any of the foregoing; or

                  (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, including NASDAQ and the TSX;

         (be) HOLDING STRUCTURE means the structure under which the Fundamental IPR and the improvements thereto developed prior to the occurrence of the Triggering Event will be held following the Closing Date, to be settled on the basis of the terms set out in the proposal comprising Exhibit Y;

         (bf) IMPROVEMENTS LICENSE AGREEMENT means the license agreement in the form comprising Exhibit G;

         (bg) INDEMNITY CLAIMS means claims in respect of any losses, liabilities, damages, expenses, claims, actions, deficiencies, judgments and amounts paid in settlement of any actions, made by Ballard, Daimler or Ford under Part 7 of this Agreement;

         (bh) INTELLECTUAL PROPERTY RIGHTS or IPR of a Person means that Person's rights to all inventions, designs, trade secrets, ideas, work, technology, innovations, creations, concepts, moral rights, development drawings, research, analysis, experiments, copyrights, data, formulas, methods, procedures, processes, systems and techniques for which a registration or record as a patent, industrial design or similar proprietary right has been obtained or applied for, but does not include trademarks or trade names;

         (bi) INTERIM PERIOD means the time period commencing on the date hereof and ending at the Closing Time;

         (bj) KNOW-HOW means all inventions, designs, trade secrets, ideas, work, technology, know-how, innovations, creations, concepts, moral rights, development drawings, research, analysis, experiments, copyrights, data, formulas, methods, procedures, processes, systems and techniques for which no registration or record as a patent, industrial design or similar proprietary right has been obtained or applied for, but does not include trademarks or trade names;

         (bk) LAB PROTOTYPING SERVICES AGREEMENT means the agreement between Ballard, Newco, Daimler and Ford under which Ballard will provide such lab prototyping services as are requested by Newco, the form of which is to be settled between Daimler, Ford and Ballard during the Interim Period on the basis of the terms set out in Exhibit K;

         (bl)     LARGE BUS means a passenger-carrying vehicle:

                  (i)      10 meters in length or greater;

                  (ii)     7.5 tons GVWR or greater; and

                  (iii)    having total system power of 100kw or greater;

         (bm) LEASE means the lease of premises between Ballard and Newco, to be settled on the basis of the terms set out in the offer to lease comprising Exhibit H;

         (bn) MASTER LICENSE AGREEMENT means the license agreement in the form comprising Exhibit F;

         (bo) MANUFACTURING, ENGINEERING AND DEVELOPMENT SERVICES AGREEMENT means the agreement between Ballard, Newco, Daimler and Ford under which Ballard will provide such stack manufacturing services (MEAs, plates, sealing, stack assembly, testing) as are requested by Newco, the form of which is to be settled between Daimler, Ford and Ballard during the Interim Period on the basis of the terms set out in Exhibit K;

         (bp) NASDAQ means the National Association of Securities Dealers Automated Quotation System;

         (bq)     NEWCO means a corporation to be incorporated under the BCBCA;

         (br) NEWCO COMMON SHARES means common shares in the capital of Newco;

         (bs)     NEWCO  PURCHASE  PRICE has the  meaning  ascribed  thereto in
                  Section 2.3;

         (bt) NON-ACCEPTING EMPLOYEES means all Designated Employees who do not become Transferred Employees;

         (bu) NON-AUTOMOTIVE APPLICATION means any Auxiliary Power Unit Application and every other application or system incorporating a Fuel Cell other than an Automotive Propulsion Application;

         (bv)     NON-AUTOMOTIVE IPR means the IPR listed in Exhibit W;

         (bw)     NOTICE has the meaning ascribed to it in Section 11.6;

         (bx)     NUCELLSYS  means  NuCellSys  GmbH  (formerly   Ballard  Power
                  Systems AG);

         (by) NUCELLSYS AGREEMENT means the agreement between Ballard, Daimler, Ford and NuCellSys in the form comprising Exhibit L;

         (bz) OEM LICENSE has the meaning ascribed thereto in the Master License Agreement;

         (ca) ORDINARY RESOLUTION means the resolution to be voted upon by the Ballard Shareholders (excluding Daimler and Ford) approving the transactions contemplated in this Agreement, together with any approval required to provide for the continuation of any equity-based compensation issued to the Transferred Employees prior to the Closing Date, substantially in the form comprising Exhibit A;

         (cb) PERMITTED ENCUMBRANCES means the encumbrances listed in Exhibit S affecting the Ballard Automotive Assets, the Automotive IPR, the Fundamental IPR or the Non-Automotive IPR;

         (cc) PERSON means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, trust or unincorporated organization or Governmental Authority or trustee, executor, administrator or other legal representative;

         (cd) PROGRAM DOCUMENTS means research and development documents and product development documents relating to Fuel Cell development conducted by Ballard for Daimler and Ford, but does not include documents relating to Ballard's manufacturing equipment or Ballard's manufacturing processes;

         (ce) REGULATORY APPROVAL means any approval, authorization, order or consent required by law to be obtained from, or a filing required by law to be made with, a Governmental Authority with respect to the transactions contemplated by this Agreement;

         (cf) SAFARI LICENSE means the License Agreement dated July 22, 2005 between Ballard and NuCellSys;

         (cg) SERVICES AGREEMENTS means the Administrative Services Agreement, the Manufacturing, Engineering and Development Services Agreement, the Design Engineering Services Agreement, the Lab Prototyping Services Agreement, the Testing Services Agreement and the Failure Analysis Services Agreement;

         (ch) SHAREHOLDERS' AGREEMENT means the unanimous shareholders' agreement between Ballard, Daimler, Ford and Newco governing certain rights and obligations of Ballard, Daimler and Ford in connection with Newco, in the form comprising Exhibit I;

         (ci) SHUTTLE BUS means a passenger-carrying vehicle which is either:

                  (i)      less than 10 meters in length;

                  (ii)     less than 7.5 tons GVWR; or

                  (iii)    has a total system power of less than 100kw;

         (cj) SPECIAL RESOLUTION means the special resolution to be voted upon by the Ballard Shareholders (including Daimler and Ford) approving the Ballard Articles of Amendment, substantially in the form comprising Exhibit B;

         (ck) STIKEMANS CLOSING OPINION means the opinion of Stikeman Elliott LLP, to be rendered to, and be to the reasonable satisfaction of, Daimler and Ford and dated and delivered on the Closing Date opining as to the due incorporation and existence of Newco, the due authorization, execution and delivery by Newco of the Transaction Documents to which it is a party and that the completion by it of the transactions contemplated thereby does not constitute or result in the breach of, conflict with or violate Newco's constating documents;

         (cl) SUBSIDIARY of a Party means a corporation, limited liability company, other body corporate or other entity which that Party, directly or indirectly, Controls and:

                  (i) in the case of Ford includes NuCellSys, for as long as Daimler, Ford or a Subsidiary of either of them collectively hold more than 50% of the outstanding securities of NuCellSys entitling the holder thereof to cast votes for the election of directors of NuCellSys (or members of its governing body if NuCellSys has no board of directors) and Daimler does not, directly or indirectly, Control NuCellSys; and

                  (ii)     in the case of Daimler includes:

                           (A) NuCellSys, for as long as Daimler, Ford or a Subsidiary of either of them collectively hold more than 50% of the outstanding securities of NuCellSys entitling the holder thereof to cast votes for the election of directors of NuCellSys (or members of its governing body if NuCellSys has no board of directors) and Ford does not, directly or indirectly, Control NuCellSys; and

                           (B) following the Closing Date, Newco, for as long as Daimler, Ford or a Subsidiary of either of them collectively hold more than 50% of the outstanding securities of Newco entitling the holder thereof to cast votes for the election of directors of Newco (or members of its governing body if Newco has no board of directors) and Ford does not, directly or indirectly, Control Newco;

         (cm) TANGIBLE AUTOMOTIVE ASSETS means certain machinery, equipment, computers, furniture, accessories, supplies and inventory of Ballard used by Ballard in carrying on the Ballard Automotive Business, all as listed in Exhibit P;

         (cn)     TAX ACT means the INCOME TAX ACT (Canada);

         (co) TAXATION AUTHORITY means any Governmental Authority competent to impose any liability in respect of Taxes or responsible for the administration and/or collection of Taxes or enforcement of any law in relation to Taxes;

         (cp) TAXES means all taxes of any kind, including income, franchise, withholding, employment, excise, capital, real property, value added and sales taxes, and interest and penalties thereon;

         (cq) TERMINATION AGREEMENT means the Agreement between Ballard, Daimler, Ford and DBF, terminating the Fourth Alliance Agreement and the Safari Licenses in the form comprising Exhibit J;

         (cr)     TERMINATION  TIME has the  meaning  ascribed to it in Section
                  10.1;

         (cs) TESTING SERVICES AGREEMENT means the agreement between Ballard, Newco, Daimler and Ford under which Ballard will provide such testing services (calibration & maintenance services, set-up and teardown of tests and data capture & reporting) as are requested by Newco, the form of which is to be settled between Daimler, Ford and Ballard during the Interim Period on the basis of the terms set out in Exhibit K;

         (ct) TRANSACTION DOCUMENTS means, collectively, the Asset Transfer Agreement, the Ballard IPR Transfer Agreement, the Master License Agreement, the Improvements License Agreement, the Lease, the NuCellSys Agreement, the Shareholders' Agreement, the Termination Agreement and the Services Agreements, together with any documents and instruments delivered thereunder or related thereto;

         (cu) TRANSFERRED EMPLOYEES means those Designated Employees who accept offers of continuing employment with Newco before the Closing Date;

         (cv)     TRIGGERING EVENT means the first to occur of:

                  (i) the disposition by Ballard of its last Newco Common Share; and

                  (ii)     the acquisition of Control of Ballard by any Person;
                           and

         (cw)     TSX means The Toronto Stock Exchange.

INTERPRETATION

1.2 In this Agreement, except as otherwise expressly provided or as the context otherwise requires,

         (a) "THIS AGREEMENT" means this Restructuring Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof and includes all Exhibits hereto;

         (b) the headings in this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

         (c) the word "INCLUDING", when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope;

         (d) all accounting terms not otherwise defined herein have the meanings assigned to them, and all calculations to be made hereunder are to be made, in accordance with GAAP applied on a consistent basis;

         (e) a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations;

         (f) a reference to an entity includes any successor to that entity;

         (g) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa;

         (h) a reference to "APPROVAL", "AUTHORIZATION", "CONSENT" or "WAIVER" means a written approval, authorization, consent or waiver;

         (i) a reference to a Part is to a Part of this Agreement or to a Part of an Exhibit, as the case may be, and the symbol Section followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated;

         (j) except as otherwise expressly provided, a reference to currency herein means United States dollars and all amounts payable hereunder will be paid in United States dollars calculated at the relevant time;

         (k) the definition of "knowledge" when used in this Agreement means, with respect to:

                  (i) Ballard, the actual knowledge of any one of the following:

                           (A)      John Sheridan;

                           (B)      David S. Smith;

                           (C)      Noordin Nanji;

                           (D)      Chris Guzy;

                           (E)      Glenn Kumoi; and (F) Kerry Hillier;

                  (ii) Daimler, the actual knowledge of any one of the following:

                           (A)      Michael Winkler;

                           (B)      Christian Mohrdieck;

                           (C)      Ulrike Herrmann;

                           (D)      Alexander Nediger;

                           (E)      Gerhard Bauer; and

                           (F)      Rainer Beckmann; and

                  (iii) Ford, the actual knowledge of any one of the following:

                           (A)      Brannon Holt;

                           (B)      Scott Staley;

                           (C)      John Sakioka;

                           (D)      Damian Porcari; and

                           (E)      Kathleen Kozlowski; and

         (l) all payments and documents to be delivered pursuant to this Agreement will be tabled by the appropriate Parties at the place of the Closing at or before the Closing Time and will be held in escrow pending the tabling of all such payments and documents at the Closing. At the Closing all such payments and documents will be released from escrow and will be deemed to be delivered in the sequence necessary to complete the various transactions required by this Agreement to occur at the Closing in the order in which such transactions are set out in this Agreement.

EXHIBITS

1.3 The following Exhibits are attached to and incorporated by reference in this Agreement:

    EXHIBIT              DESCRIPTION
    Exhibit A      -     Ordinary Resolution
    Exhibit B      -     Special Resolution
    Exhibit C      -     Ballard Articles of Amendment

Transaction Documents

    Exhibit D      -    Asset Transfer Agreement
    Exhibit E      -    Ballard IPR Transfer Agreement
    Exhibit F      -    Master License Agreement
    Exhibit G      -    Improvements License Agreement
    Exhibit H      -    Offer to Lease
    Exhibit I      -    Shareholders' Agreement
    Exhibit J      -    Termination Agreement
    Exhibit K      -    Services Agreements Term Sheets
    Exhibit L      -    NuCellSys Agreement

Disclosure Schedules

    Exhibit M      -    Designated Employees
    Exhibit N      -    Automotive Contracts
    Exhibit O      -    Excluded Automotive Contracts
    Exhibit P      -    Tangible Automotive Assets

    Exhibit Q      -    Automotive Liabilities
    Exhibit R      -    Excluded Automotive Liabilities
    Exhibit S      -    Permitted Encumbrances
    Exhibit T      -    Regulatory Approvals
    Exhibit U      -    Consents

IPR Schedules

    Exhibit V      -    Automotive IPR
    Exhibit W      -    Non-Automotive IPR
    Exhibit X      -    Fundamental IPR
    Exhibit Y      -    Holding Structure Term Sheet

1.4 The Parties acknowledge and agree that as the forms of the Lease, the Services Agreements and the documents required to implement the Holding Structure are settled, the settled form will be exchanged between the Parties and incorporated into this Agreement, at which point they will replace the related Exhibits attached hereto on the Closing Date.


                                    PART 2
                            CAPITALIZATION OF NEWCO



INCORPORATION AND ORGANIZATION OF NEWCO

2.1 Ballard will establish Newco as a BCBCA corporation as soon as practical. To do so, Ballard will use the form of notice of articles and articles (the "ARTICLES") which Daimler and Ford will prepare to reflect the terms of Part 4 of the Shareholders' Agreement, and which they will provide to Ballard no later than November 16, 2007.

TRANSFERS BY BALLARD TO NEWCO

2.2 Upon the terms and subject to the conditions of this Agreement, at the Closing Time Ballard will transfer the Ballard Automotive Assets to Newco, free and clear of all Encumbrances except for Permitted Encumbrances.

CALCULATION OF NEWCO PURCHASE PRICE

2.3 The purchase price payable by Newco to Ballard for the transfer of the Ballard Automotive Assets (the "NEWCO PURCHASE PRICE") shall be equal to the fair market value of the Ballard Automotive Assets, which the Parties agree is equal to the sum of the following amounts:

         (a)      $2 million for the cash set out in section 1 of Exhibit P;

         (b) the book value at the Closing Time of the inventory (warranty spares) set out in section 2 of Exhibit P;

         (c) the book value at the Closing Time of the inventory (test articles) set out in section 3 of Exhibit P;

         (d) $3,100,000 to the test stations set out in section 4 of Exhibit P; and

         (e) $100,000 to the office equipment set out in section 5 of Exhibit P.

PAYMENT OF NEWCO PURCHASE PRICE

2.4 Upon the terms and subject to the conditions of this Agreement, at the Closing Time Newco will pay to Ballard the Newco Purchase Price by:

         (a)      issuing to Ballard 1,000,000 Newco Common Shares; and

         (b)      assuming the Ballard Automotive Liabilities.

PAYMENT OF TRANSFER TAXES

2.5 Ballard will make a contribution of capital to Newco by paying on its behalf the British Columbia social service tax exigible pursuant to the British Columbia SOCIAL SERVICE TAX ACT in respect of the transfer of the Ballard Automotive Assets to Newco described in Section 2.2 based on the agreed fair market value of the exigible tangible personal property specified in Section 2.3. Ballard will provide evidence to Newco, Daimler and Ford of the timely remittance to the appropriate Taxation Authority of such Tax. However, in the event of a reassessment by the application Taxation Authority Ballard will have no obligation to make any social service tax payments in excess of an aggregate of CAD$350,000. Newco will be liable for and shall pay to the appropriate Taxation Authority all other Taxes, if any, properly payable by a buyer upon and in connection with the conveyance and transfer to it of the Ballard Automotive Assets.

TAX ELECTIONS

2.6 In respect of the transaction contemplated in this Part 2, Ballard and Newco will execute and file on a timely basis all documents required:

         (a) to make a joint election under subsection 85(1) of the Tax Act, and any equivalent or corresponding provision under similar applicable taxation legislation, in respect of the purchase and sale contemplated under this Part 2. For purposes of such election(s), Ballard and Newco will elect transfer prices in respect of the Ballard Automotive Assets determined by Ballard in its sole discretion provided that the elected amounts are within the range permitted by the applicable provisions of the Tax Act; and

         (b) to make a joint election to have the rules in subsection 20(24) of theTax Act, and any equivalent or corresponding provision under similar applicable taxation legislation, apply to the Ballard Automotive Liabilities and to which paragraph 12(1)(a) of the Tax Act applies. Ballard and Newco acknowledge that Ballard is transferring assets to Newco which have a value equal to the elected amount as consideration for the assumption by Newco of such obligations of Ballard.


                                    PART 3
                                SALE TO DAIMLER


TRANSFER BY BALLARD TO DAIMLER

3.1 Upon the terms and subject to the conditions of this Agreement, immediately following completion of the transaction contemplated in
         Part 2, Ballard will transfer to Daimler:

         (a) the Daimler Newco Shares, representing 50.1% of all of the issued and outstanding Newco Common Shares;

         (b)      an  undivided   half-interest  in  the  Automotive  IPR  (but
                  reserving the right to use the Automotive IPR for the purposes, and on the terms, contemplated by the OEM License) to be held jointly with Ford;

         (c) the right to use the Fundamental IPR and the Non-Automotive IPR for the purposes, and on the terms, contemplated by the Ballard License;

         (d)      $36,200,000; and

         (e) anything contemplated to be transferred by Ballard to Daimler to implement the Holdings Structure;

         in each case free and clear of all Encumbrances except for Permitted Encumbrances.

CALCULATION OF DAIMLER PURCHASE PRICE

3.2 The purchase price payable by Daimler to Ballard for the transfer of the assets as described in Section 3.1 (the "DAIMLER PURCHASE PRICE") shall be equal to:

         (a)      the Fair Market Value of the Daimler  Ballard  Common Shares;
                  plus

         (b) $25,000, being one half of the fair market value of the IPR transferred by NuCellSys to Ballard as contemplated in the NuCellsys Agreement; plus

         (c) $5,000, being the fair market value of the right to use the IPR specified in the Daimler Improvements License for the purposes, and on the terms, contemplated therein.

PAYMENT OF DAIMLER PURCHASE PRICE

3.3 Upon the terms and subject to the conditions of this Agreement, at the Closing Time Daimler will pay to Ballard the Daimler Purchase Price by:

         (a) transferring to Ballard all of the Daimler Ballard Common Shares and all of the Daimler DBF Shares, in each case free and clear of all Encumbrances;

         (b) causing NuCellSys to transfer to Ballard the IPR contemplated in the NuCellsys Agreement; and

         (c) granting Ballard the right to use the IPR specified in the Daimler Improvements License for the purposes, and on the terms, contemplated by the Daimler Improvements License.

ALLOCATION OF DAIMLER PURCHASE PRICE

3.4      The Daimler Purchase Price shall be allocated as follows:

         (a)      $36,200,000 to the transfer contemplated in Section 3.1(d);

         (b) an amount equal to 50.1% of the difference between the Newco Purchase Price and the book value of the Ballard Automotive Liabilities at the Closing Time to the Daimler Newco Shares;

         (c)      $15,636,704 to the Ballard License; and

         (d)      the balance to the joint interest in the Automotive IPR;

         and the Parties agree to file their respective tax filings on this basis.

THIRD PARTIES

3.5 It is understood and agreed by the Parties that the foregoing determinations of the value of the Ballard License and the Daimler Improvements License, is based on a variety of factors unique to the Parties and the circumstances of this Agreement, is non-precedential and shall not be citable in any proceedings other than as between some or all of the Parties in respect of this Agreement or as between a Party and a Taxation Authority.


                                    PART 4
                                  SALE TO FORD


TRANSFER BY BALLARD TO FORD

4.1 Upon the terms and subject to the conditions of this Agreement, immediately following completion of the transaction contemplated in
         Part 2, Ballard will transfer to Ford:

         (a) the Ford Newco Shares, representing 30% of all of the issued and outstanding Newco Common Shares;

         (b)      an  undivided   half-interest  in  the  Automotive  IPR  (but
                  reserving the right to use the Automotive IPR for the purposes, and on the terms, contemplated by the OEM License) to be held jointly with Daimler;

         (c) the right to use the Fundamental IPR and the Non-Automotive IPR for the purposes, and on the terms, contemplated by the Ballard License;

         (d)      $21,800,000; and

         (e) anything contemplated to be transferred by Ballard to Ford to implement the Holdings Structure;

         in each case free and clear of all Encumbrances except for Permitted Encumbrances.

CALCULATION OF FORD PURCHASE PRICE

4.2 The purchase price payable by Ford to Ballard for the transfer of the assets as described in Section 4.1 (the "FORD PURCHASE PRICE") shall be equal to:

         (a)      the Fair Market Value of the Ford Ballard Common Shares; plus

         (b) $25,000, being one half of the fair market value of the IPR transferred by NuCellSys to Ballard as contemplated in the NuCellsys Agreement; plus

         (c) $5,000, being the being the fair market value of the right to use the IPR specified in the Ford Improvements License for the purposes, and on the terms, contemplated therein.

PAYMENT OF FORD PURCHASE PRICE

4.3 Upon the terms and subject to the conditions of this Agreement, at the Closing Time Ford will pay to Ballard the Ford Purchase Price by:

         (a) transferring to Ballard all of the Ford Ballard Common Shares and all of the Ford DBF Shares, in each case free and clear of all Encumbrances;

         (b) causing NuCellSys to transfer to Ballard the IPR contemplated in the NuCellsys Agreement; and

         (c) granting Ballard the right to use the IPR specified in the Ford Improvements License for the purposes, and on the terms, contemplated by the Ford Improvements License.

ALLOCATION OF FORD PURCHASE PRICE

4.4      The Ford Purchase Price shall be allocated as follows:

         (a)      $21,800,000 to the transfer contemplated in Section 4.1(d);

         (b) an amount equal to 30% of the difference between the Newco Purchase Price and the book value of the Ballard Automotive Liabilities at the Closing Time to the Ford Newco Shares;

         (c)      $9,363,296 to the Ballard License; and

         (d)      the balance to the joint interest in the Automotive IPR;

         and the Parties agree to file their respective tax filings on this basis.

THIRD PARTIES

4.5 It is understood and agreed by the Parties that the foregoing determinations of the value of the Ballard License and the Ford Improvements License is based on a variety of factors unique to the Parties and the circumstances of this Agreement, is non-precedential and shall not be citable in any proceedings other than as between some or all of the Parties in respect of this Agreement or as between a Party and a Taxation Authority.


                                    PART 5
                   REPRESENTATIONS, WARRANTIES AND COVENANTS


REPRESENTATIONS AND WARRANTIES OF BALLARD

5.1 In order to induce Daimler and Ford to enter into and to consummate the transactions contemplated by this Agreement, Ballard represents and warrants to each of Daimler and Ford that the following statements are true, accurate and complete as at the date of execution and delivery of this Agreement and will be true as at the Closing Time as if such statements were made at each such time:

         (a) Ballard is a corporation incorporated and validly existing under the federal laws of Canada and is in good standing under the federal laws of Canada;

         (b) Ballard has the corporate power and capacity to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party;

         (c)      Ballard  is  solvent  and  has  not   committed  any  act  of
                  bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition in bankruptcy filed against it, made a voluntary assignment in bankruptcy or taken any proceedings to be declared bankrupt, to liquidate its assets or to be dissolved;

         (d) the execution, delivery and performance by Ballard of this Agreement and each of the Transaction Documents to which it is a party has been duly authorized by all necessary corporate action on its part (other than the approval by the Ballard Shareholders of the Ordinary Resolution and the Special Resolution) and no other corporate proceedings on the part of Ballard are necessary;

         (e) as at the date hereof, Ballard's board of directors has determined that the transactions contemplated herein are fair to the Ballard Shareholders (other than Daimler, Ford and their respective

         Subsidiaries) and in the best interests of Ballard, and has determined to recommend that the Ballard Shareholders approve the Ordinary Resolution and the Special Resolution, and to include such recommendation in the Ballard Circular;

         (f) this Agreement has been and, on the Closing Date, each of the Transaction Documents to which Ballard is a party will be, duly executed and delivered by it;

         (g) this Agreement and the Transaction Documents to which Ballard is a party will, upon execution and delivery, constitute a legal, valid and binding obligation of Ballard, enforceable against Ballard in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and specific performance and injunctive relief only being awarded at the discretion of the courts;

         (h) Ballard does not have any knowledge of any fact or circumstance which adversely affects its ability to complete the transactions contemplated in this Agreement and the Transaction Documents to which it is a party and, as at the date hereof, there are no actions, claims, suits, judgments, orders, investigations or proceedings outstanding or, to the knowledge of Ballard, pending or threatened by or against or concerning Ballard that could reasonably be expected to adversely  affect the  ability  of  Ballard  to  perform  its obligations pursuant to this Agreement, any of the Transaction Documents to which it is a party, in any court or before or by any Governmental Authority, or before or by any arbitrator;

         (i) neither this Agreement nor any of the Transaction Documents to which Ballard is a party contains, or will contain, any untrue, misleading or incomplete statement of material fact made by Ballard;

         (j) except as expressly set out in this Agreement, neither the execution nor the delivery by Ballard of this Agreement or any Transaction Document, nor the completion by it of the transactions referred to in this Agreement or any of the Transaction Documents to which it is a party, nor the performance by it of its obligations under, and its compliance with, the terms of this Agreement and each of the Transaction Documents to which it is a party will constitute or result in the breach of, or default under, any terms, provisions or conditions of, or conflict with, violate or give to any Person any right, after giving of notice or lapse of time or otherwise, of acceleration, termination or cancellation in, or with respect to:

                  (i) any constating document of Ballard or any resolution of the directors or shareholders of Ballard;

                  (ii) any indenture, mortgage, deed of trust, agreement contract, lease, franchise, certificate, consent (whether written or oral), permit, license, authority, registration, or other instrument or commitment to which Ballard is a party or by which it is bound; or

                  (iii) any law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or Governmental Authority by which Ballard is bound or is subject;

         (k) except as disclosed in Exhibit T and Exhibit U, no Regulatory Approval or Consent is required by Ballard to:

                  (i) execute and deliver this Agreement or any of the Transaction Documents to which it is a party;

                  (ii) incur its obligations pursuant to this Agreement or any of the Transaction Documents to which it is a party;

                  (iii) sell, assign and transfer the Daimler Newco Shares to Daimler and the Ford Newco Shares to Ford;

                  (iv) purchase the Daimler Ballard Common Shares, the Daimler DBF Shares, the Ford Ballard Common Shares and the Ford DBF Shares;

                  (v) duly perform and observe the terms and provisions of this Agreement and the Transaction Documents to which it is a party; or

                  (vi) render this Agreement or any of the Transaction Documents to which it is a party, legal, valid, binding and enforceable against it;

         (l) immediately prior to the Closing, the Daimler Newco Shares and the Ford Newco Shares will be owned by Ballard as the registered and beneficial owner with good title, free and clear of all Encumbrances other than restrictions on transfer, if any, contained in the constating documents of Newco;

         (m) upon completion of the transactions contemplated by this Agreement, Daimler will have good title to the Daimler Newco

                  Shares and Ford will have good title to the Ford Newco Shares, free and clear of all Encumbrances other than:

                  (i)      those restrictions on transfer, if any, contained in
                           the   constating   documents   of   Newco   or   the
                           Shareholders' Agreement; and

                  (ii) Encumbrances granted by Daimler or Ford, as the case may be;

         (n) the authorized capital of Newco will consist of an unlimited number of Newco Common Shares of which, immediately following the Closing, 1,000,000 will be issued and outstanding;

         (o) except as may be granted by or in favour of Ford and Daimler, at the Closing Time, no person shall have any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option binding on Ballard or Newco, for the issue or allotment of any unissued Newco Shares or any other security convertible into, or exchangeable or exercisable for, any such Newco Shares;

         (p) on the Closing Date, the corporate records of Newco will contain complete and accurate records of all resolutions passed by its shareholders and its board of directors since the date of its incorporation, and all other documents which are required under applicable laws to be contained in its corporate records;

         (q)      the book  value of the  Ballard  Automotive  Assets,  for the
                  purposes  of  the   INVESTMENT   CANADA  ACT,  is  less  than
                  CAD$281,000,000;

         (r) immediately prior to the Closing Time, Newco will have no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except to complete the transactions contemplated herein and, immediately following the Closing Time Newco will have no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) other than:

                  (i)      the Ballard Automotive Liabilities;

                  (ii) liabilities accruing from and after the Closing Time to the Transferred Employees;

                  (iii)    liabilities contemplated under Section 2.5; and

                  (iv) liabilities or obligations authorized or permitted by either Daimler or Ford;

         (s) the contracts listed in Exhibit N, Exhibit O, the Fourth Alliance Agreement, the Safari License and the employment contracts in respect of the employees engaged in the Ballard Automotive Business comprise all of the contracts material to the operation of the Ballard Automotive Business as currently conducted by Ballard;

         (t) to the knowledge of Ballard, there are no opposition or similar administrative proceedings outstanding with respect to any of the Intellectual Property Rights listed in Exhibit V, Exhibit W or Exhibit X;

         (u) except for the Safari License and the Permitted Encumbrances, Ballard has not granted any license of any kind to a third party relating to the Intellectual Property Rights which are to be transferred by Ballard to Daimler and Ford under the Ballard IPR Transfer Agreement or which are to be licensed by Ballard to Daimler and Ford under Section 2.1 and Section 2.3 of the Master License Agreement;

         (v) to the knowledge of Ballard, there is no fact or circumstance which would render any licence granted to or by Ballard of any IPR included in the Fundamental IPR or Non-Automotive IPR of IPR invalid, unenforceable or liable to cancellation or termination;

         (w) upon completion of the transactions contemplated by this Agreement, Newco will have good and marketable title to the Ballard Automotive Assets, free and clear of all Encumbrances other than:

                  (i)      Permitted Encumbrances; and

                  (ii) Encumbrances authorized or permitted by Daimler and Ford;

         (x) as of the date hereof, all sales taxes collected by Ballard have been remitted as and when due as required pursuant to the British Columbia SOCIAL SERVICE TAX ACT;

         (y) to the knowledge of Ballard, it is in material compliance with all applicable laws pertaining to the Designated Employees, including but not limited to all applicable laws respecting employment standards, human rights, pay equity, labour relations, occupational health and safety, privacy, workers' compensation, pensions, benefits, income tax, and employment insurance;

         (z) to the knowledge of Ballard, as at the date hereof, there is no outstanding, pending, threatened or anticipated assessment, action, cause of action, claim, complaint, demand, prosecution, suit, order, certificate, lien or judgment against Ballard or its directors, officers or agents, in respect of any Designated Employee, including but not limited to applications, complaints or proceedings under the British Columbia Labour Relations Code, Employment
                  Standards Act, Human Rights Code, Personal Information Protection Act, or Workers' Compensation Act;

         (aa)     as at the date hereof:

                  (i) Ballard is not a party to any collective agreement covering any of the Designated Employees;

                  (ii) no trade union or employee association has any bargaining rights acquired by either certification or voluntary recognition with respect to any of the Designated Employees; and

                  (iii) to the knowledge of Ballard, there are no current attempts by any trade union or employee association to organize any of the Designated Employees;

         (bb)     all Employee Plans have been disclosed in the Data Room; and

         (cc) the records maintained by Ballard relating to the Designated Employees set out all of their accrued entitlements under any and all Employee Plans.

REPRESENTATIONS AND WARRANTIES OF DAIMLER

5.2 In order to induce Ballard and Ford to enter into and to consummate the transactions contemplated by this Agreement, Daimler represents and warrants to each of Ballard and Ford that the following statements are true, accurate and complete as at the date of execution and delivery of this Agreement and will be true as at the Closing Time as if such statements were made at each such time:

         (a) Daimler is a corporation incorporated and validly existing under the laws of Germany and is in good standing under the laws of Germany;

         (b) Daimler has the corporate power and capacity to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party;

         (c)      Daimler  is  solvent  and  has  not   committed  any  act  of
                  bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition in bankruptcy filed against it, made a voluntary assignment in bankruptcy or taken any proceedings to be declared bankrupt, to liquidate its assets or to be dissolved;

         (d) the execution, delivery and performance by Daimler of this Agreement and each of the Transaction Documents to which it is a party has been duly authorized by all necessary corporate action on its part (other than the Daimler Supervisory Board Approval) and no other corporate proceedings on the part of Daimler are necessary;

         (e) this Agreement has been and, on the Closing Date, each of the Transaction Documents to which Daimler is a party will be, duly executed and delivered by it;

         (f) this Agreement and the Transaction Documents to which Daimler is a party will, upon execution and delivery, constitute legal, valid and binding obligations of Daimler, enforceable against Daimler in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and specific performance and injunctive relief only being awarded at the discretion of the courts;

         (g) Daimler does not have any knowledge of any fact or circumstance which adversely affects its ability to complete the transactions contemplated in this Agreement and the Transaction Documents to which it is a party and, as at the date hereof, there are no actions, claims, suits, judgments, orders, investigations or proceedings outstanding or, to the knowledge of Daimler, pending or threatened by or against or concerning Daimler that could reasonably be expected to adversely  affect the  ability  of  Daimler  to  perform  its obligations pursuant to this Agreement, any of the Transaction Documents to which it is a party, in any court or before or by any Governmental Authority, or before or by any arbitrator;

         (h) neither this Agreement nor any of the Transaction Documents to which Daimler is a party contains, or will contain, any untrue, misleading or incomplete statement of material fact made by Daimler;

         (i) except as expressly set out in this Agreement, neither the execution nor the delivery of this Agreement by Daimler or any Transaction Document by Daimler, nor the completion by it of the transactions specifically referred to in this Agreement or any of the Transaction

                  Documents to which it is a party, nor the performance by it of its obligations under, and its compliance with, the terms of this Agreement and each of the Transaction Documents to which it is a party will constitute or result in the breach of, or default under, any terms, provisions or conditions of, or conflict with, violate or give to any Person any right, after giving of notice or lapse of time or otherwise, of acceleration, termination or cancellation in, or with respect to:

                  (i) any constating document of Daimler or any resolution of the Board of Management of Daimler;

                  (ii) any indenture, mortgage, deed of trust, agreement contract, lease, franchise, certificate, consent (whether written or oral), permit, license, authority, registration, or other instrument or commitment to which it is a party or by which it is bound; or

                  (iii) any law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or Governmental Authority by which it is bound or is subject;

         (j) except as disclosed in Exhibit T and Exhibit U, no Regulatory Approval or Consent is required by Daimler to:

                  (i) execute and deliver this Agreement or any of the Transaction Documents to which it is a party;

                  (ii) incur its obligations pursuant to this Agreement or any of the Transaction Documents to which it is a party;

                  (iii) sell, assign and transfer the Daimler Ballard Common Shares and the Daimler DBF Shares to Ballard;

                  (iv)     purchase the Daimler Newco Shares;

                  (v) duly perform and observe the terms and provisions of this Agreement and the Transaction Documents to which it is a party; or

                  (vi) render this Agreement and the Transaction Documents to which it is a party, legal, valid, binding and enforceable against it;

         (k) the Daimler Ballard Common Shares and the Daimler DBF Shares are owned by Daimler or a Daimler Subsidiary as the registered and beneficial owner with good title, free and clear of all Encumbrances other than restrictions on transfer, if any, contained in the articles of Ballard or DBF, in the Fourth Alliance Agreement or noted on the share certificate;

         (l) for the purposes of the INCOME TAX ACT (Canada) and the 2001 Income Tax Agreement and final protocol between Canada and
                  Germany, Daimler is a resident of Germany and is a non-resident of Canada;

         (m) Daimler and its Subsidiaries own no Ballard Common Shares other than the Daimler Ballard Common Shares;

         (n) upon completion of the transactions contemplated by this Agreement, Ballard will have good title to the Daimler Ballard Common Shares and the Daimler DBF Shares free and clear of all Encumbrances other than:

                  (i) those restrictions on transfer, if any, contained in the articles of Ballard; and

                  (ii)     Encumbrances granted by Ballard; and

         (o) to its knowledge, there are no opposition or similar administrative proceedings outstanding with respect to any of the Intellectual Property Rights which are to be licensed by Daimler to Ballard under the Master License Agreement.

REPRESENTATIONS AND WARRANTIES OF FORD

5.3 In order to induce Ballard and Daimler to enter into and to consummate the transactions contemplated by this Agreement, Ford covenants, represents and warrants to each of Ballard and Daimler that the following statements are true, accurate and complete as at the date of execution and delivery of this Agreement and will be true as at the Closing Time as if such statements were made at each such time:

         (a) Ford is a corporation incorporated and validly existing under the laws of Delaware and is in good standing under the laws of Delaware;

         (b)      Ford has the  corporate  power and capacity to enter into and
                  perform  its   obligations   under  this  Agreement  and  the
                  Transaction Documents to which it is a party;

         (c) Ford is solvent and has not committed any act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition in bankruptcy filed against it, made a voluntary assignment  in  bankruptcy  or taken  any  proceedings  to be
                  declared   bankrupt,   to  liquidate  its  assets  or  to  be
                  dissolved;

         (d) the execution, delivery and performance by Ford of this Agreement and each of the Transaction Documents to which Ford is a party has been duly authorized by all necessary corporate action on its part, and no other corporate proceedings on the part of Ford are necessary;

         (e) this Agreement has been and, on the Closing Date, each of the Transaction Documents to which Ford is a party will be, duly executed and delivered by it;

         (f) this Agreement and the Transaction Documents to which Ford is a party will, upon execution and delivery, constitute legal, valid and binding obligations of Ford, enforceable against Ford, in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and specific performance and injunctive relief only being awarded at the discretion of the courts;

         (g) Ford does not have any knowledge of any fact or circumstance which adversely affects its ability to complete the transactions contemplated in this Agreement and the Transaction Documents to which it is a party and, as at the date hereof, there are no actions, claims, suits, judgments, orders, investigations or proceedings outstanding or, to the knowledge of Ford, pending or threatened by or against or
                  concerning   Ford  that  could   reasonably  be  expected  to
                  adversely   affect  the   ability  of  Ford  to  perform  its
                  obligations pursuant to this Agreement, any of the Transaction Documents to which it is a party, in any court or before or by any Governmental Authority, or before or by any arbitrator;

         (h) neither this Agreement nor any of the Transaction Documents to which Ford is a party contains, or will contain, any untrue, misleading or incomplete statement of material fact made by Ford;

         (i) except as expressly set out in this Agreement, neither the execution nor the delivery by Ford of this Agreement or any Transaction Document, nor the completion by it of the transactions specifically referred to in this Agreement or any of the Transaction Documents to which it is a party, nor the performance by it of its obligations under, and its compliance with, the terms of this Agreement and each of the Transaction Documents to which it is a party will constitute or result in the breach of, or default under, any terms, provisions or conditions of, or conflict with, violate or give to any Person any right, after giving of notice or lapse of time or otherwise, of acceleration, termination or cancellation in, or with respect to:

                  (i) any constating document of Ford or any resolution of the directors of Ford;

                  (ii) any indenture, mortgage, deed of trust, agreement contract, lease, franchise, certificate, consent (whether written or oral), permit, license, authority, registration, or other instrument or commitment to which it is a party or by which it is bound; or

                  (iii) any law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or Governmental Authority by which it is bound or is subject;

         (j) except as disclosed in Exhibit T and Exhibit U, no Regulatory Approval or Consent is required by Ford to:

                  (i) execute and deliver this Agreement or any of the Transaction Documents to which it is a party;

                  (ii) incur its obligations pursuant to this Agreement or any of the Transaction Documents to which it is a party;

                  (iii) sell, assign and transfer the Ford Ballard Common Shares and the Ford DBF Shares to Ballard;

                  (iv)     purchase the Ford Newco Shares;

                  (v) duly perform and observe the terms and provisions of this Agreement and the Transaction Documents to which it is a party; or

                  (vi) render this Agreement and the Transaction Documents to which it is a party, legal, valid, binding and enforceable against it;

         (k) the Ford Ballard Common Shares and the Ford DBF Shares are owned by Ford or a Ford Subsidiary as the registered and beneficial owner with good title, free and clear of all Encumbrances other than restrictions on transfer, if any, contained in the articles of Ballard or DBF, in the Fourth Alliance Agreement or noted on the share certificate;

         (l) for the purposes of the INCOME TAX ACT (Canada) and the Canada-United States Tax Convention (1980), Ford is a resident of the United States and is a non-resident of Canada;

         (m) Ford and its Subsidiaries own no Ballard Common Shares other than the Ford Ballard Common Shares;

         (n) upon completion of the transactions contemplated by this Agreement, Ballard will have good title to the Ford Ballard Common Shares and the Ford DBF Shares free and clear of all Encumbrances other than:

                  (i) those restrictions on transfer, if any, contained in the articles of Ballard; and

                  (ii)     Encumbrances granted by Ballard; and

         (o) to its knowledge, there are no opposition or similar administrative proceedings outstanding with respect to any of the Intellectual Property Rights which are to be licensed by Ford to Ballard under the Master License Agreement.

COVENANTS OF BALLARD

5.4      Ballard hereby covenants and agrees with Daimler and Ford that:

         (a) at or before the time required for delivery, Ballard will duly execute and deliver, or arrange to have duly executed and delivered, all documents and instruments required to be delivered by Ballard pursuant to this Agreement;

         (b) as soon as reasonably practicable, Ballard will call and hold the Ballard Meeting;

         (c) Ballard will, in a timely and expeditious manner, prepare and file the Ballard Circular in all jurisdictions where required, and mail the Ballard Circular to the Ballard Shareholders, all in accordance with applicable law;

         (d) Ballard will not file the Ballard Articles of Amendment with the Director under the CBCA until after the transfer to Ballard of the Daimler DBF Shares and the Ford DBF Shares on the Closing Date;

         (e)      in respect of the Designated Employees:

                  (i) as soon as practical following execution of this Agreement, Ballard will give notice substantially in the form included in Exhibit M to each of the Designated Employees that his or her employment is to be transferred to Newco, will cause Newco to make an offer of continuing employment effective upon and subject to the Closing, substantially in the form included in Exhibit M (but revised, if necessary, to reflect any different terms of employment of any particular Designated Employee), to each of the Designated Employees, and will use all reasonable efforts to persuade the Designated Employees to accept such offer;

                  (ii) prior to the Closing Time, Ballard shall notify each Non-Accepting Employee that Ballard is electing to treat his/her failure to accept Newco's offer of continuing employment as a repudiation of such employee's employment relationship with Ballard with immediate effect;

         (f)      during the Interim Period, Ballard will:

                  (i) permit Daimler and Ford and their respective officers, employees and representatives, during normal business hours, to be given reasonable access to the Ballard Automotive Business and all working papers, books and records relating to the Ballard Automotive Business, the Ballard Automotive Assets and the Designated Employees, provided that no access to Know-How relating to manufacturing will be provided in addition to that to which they were otherwise already entitled immediately prior to the Interim Period, and will co-operate in every way with Daimler and Ford and their respective officers, employees and representatives to complete a full and thorough examination of the Ballard Automotive Business, working papers, books and records relating to the Ballard Automotive Business, the Ballard Automotive Assets and the Designated Employees before the Closing Date; provided that any disclosure of personal information will be subject to the requirements of applicable law, including the obligation of Daimler and Ford to use or disclose such personal information only for purposes related to the transactions contemplated herein;

                  (ii) use all reasonable efforts to obtain the Regulatory Approvals and Consents required to be obtained by it for the completion of the transactions contemplated in this Agreement;

                  (iii) to the extent permitted by law and except as permitted or required by this Agreement or consented to by Daimler and Ford:

                           (A) conduct the Ballard Automotive Business in the ordinary and normal course of business consistent with past practice;

                           (B) maintain and preserve the existing goodwill and business relationships of the Ballard Automotive Business in the ordinary and normal course of business consistent with past practice;

                           (C) not abandon any of the Intellectual Property Rights owned or controlled by it and pay all fees for registration, renewal or examination of such Intellectual Property Rights fully and in time where due;

                           (D) maintain in force the insurance relating to the Ballard Automotive Assets and the Ballard Automotive Business in effect on the date of this Agreement,

                           (E) not sell, lease, pledge or otherwise dispose of or encumber any of the Ballard Automotive Assets or enter into any agreement or arrangement giving any Person an option or a right, absolute or contingent, to acquire, lease, pledge or obtain possession of, or which would permit any Person pursuant to such agreement or arrangement, to negatively affect the value of, any of the Ballard Automotive Assets that are material, individually or in the aggregate, to the Ballard Automotive Business provided that Ballard may:

                                    (1)     sell or lease, and agree or arrange
                                            to do so,  inventory or  prototypes
                                            in the ordinary  and normal  course
                                            of  business  consistent  with past
                                            practice;

                                    (2)     sell or  otherwise  dispose of, and
                                            agree   or   arrange   to  do   so,
                                            equipment  that is replaced  before
                                            the  Closing   Date  with   similar
                                            equipment   in  the   ordinary  and
                                            normal     course    of    business
                                            consistent with past practice; and

                                    (3)     sell or lease  equipment that has a
                                            replacement   value  of  less  than
                                            US$30,000    provided    that   the
                                            replacement   value   of  all  such
                                            equipment sold or leased under this
                                            section  in   aggregate   must  not
                                            exceed US$150,000;

                           (F) except in the ordinary course of business, not enter into, modify or terminate any contract or agreement with any supplier, manufacturer or customer for the purchase or sale of goods or services in respect of the Ballard Automotive Business, except for contracts under which Ballard is required to pay or supply goods or services for a term of not more than 3 months after the Closing Date and with a value of not more than US$100,000 within such 3 month period;

                           (G) not pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) relating to the Ballard Automotive Business, other than in the ordinary and normal course of business consistent with past practice or waive, release, grant or transfer any right of material value
                                    relating   to   the   Ballard    Automotive
                                    Business,  other than in the  ordinary  and
                                    normal course of business  consistent  with
                                    past   practice,   or  waive  any  material
                                    benefits  of,  or  agree to  modify  in any
                                    adverse  respect,  or fail to  enforce,  or
                                    consent to any matter with respect to which
                                    consent    is    required    under,     any
                                    confidentiality,   standstill   or  similar
                                    agreement to which Ballard is a party in respect of the Ballard Automotive Business, except in the ordinary and normal course of business consistent with past practice;

                           (H) use reasonable efforts in the ordinary and normal course of business consistent with past practice to keep available the services of the Designated Employees;

                           (I) not grant any Designated Employee any increase in compensation, pay, fringe benefits or other compensation or pay or agree to pay any pension, bonus, share of profits, or other benefit, compensation or payment, or accelerate the vesting or payment of any benefit or compensation, except in the ordinary and normal course of business consistent with past practice and except for the acceleration of vesting of all equity-based compensation held by the Designated Employees;

                  (iv) not amend the notice of articles or Articles of Newco without the consent of Daimler and Ford;

                  (v) not permit Newco to acquire any asset, incur any liability or assume any obligation, other than as contemplated by the Transaction Documents;

                  (vi) use its best efforts to settle prior to the Closing Date the form of the Lease and the Service Agreements which, in addition to the terms set out in the Exhibits hereto, shall have terms and conditions which are customary in agreements of similar type and subject matter, provided that if any such agreement is not settled prior to the Closing Date, the Parties will not delay Closing but instead:

                           (A) they will follow the dispute resolution procedures set out in Part 9 to settle the terms and conditions which are customary in agreements of similar type and subject matter and immediately thereafter execute and deliver, or cause Newco to execute and deliver, the resulting settled agreement; and

                           (B) pending resolution of the terms and conditions of such agreements, Ballard will provide Newco with the goods and services contemplated by such agreements on the terms specified in the Exhibits hereto;

                  (vii) use its best efforts to settle on or prior to November 23, 2007 the Holding Structure on terms acceptable to it, acting reasonably;

                  (viii) not enter into any transaction or perform any act which might interfere with the successful completion of the transactions contemplated in this Agreement or which would render inaccurate any of its representations and warranties set forth in this Agreement if such representations and warranties were made at a date subsequent to such transaction or act;

                  (ix) promptly notify Daimler and Ford in writing as soon as it acquires knowledge of facts which could reasonably be expected to result in:

                           (A)      any  representation  or  warranty  made  by
                                    Ballard   being   untrue,   inaccurate   or
                                    incomplete on or before the Closing Date;

                           (B) the non-fulfilment of any of Ballard's covenants set out in the Agreement; or

                           (C) the occurrence of any circumstance which materially adversely affects, or with the giving of notice or lapse of time or
                                    otherwise   could   materially    adversely
                                    affect,  Ballard's  ability to complete the
                                    transactions     contemplated    in    this
                                    Agreement;

                  (g) Ballard will pay when due all amounts owing to the Transferred Employees, or owing to Governmental Authorities in respect of Ballard's employment of the Transferred Employees, in respect of their employment with Ballard up to the Closing Date and will indemnify Newco in respect of any such amounts;

                  (h) Ballard will pay when due all amounts owing to the Non-Accepting Employees and any employees of Ballard that are not Designated Employees, including amounts owing in respect of their employment with Ballard or the termination of their employment with Ballard, and will indemnify Newco in respect of any such amounts; and

                  (i) after Closing, Ballard will, and will cause its Subsidiaries to, take all such actions, execute all such agreements, transfers, assignments, licenses and other documents and do all such further things as may be necessary to give effect to the transactions contemplated in this Agreement.

COVENANTS OF DAIMLER AND FORD

5.5 Each of Daimler and Ford hereby covenants and agrees with each other and Ballard that:

         (a) in the case of Daimler, it will seek the Daimler Supervisory Board Approval as soon as reasonably practical;

         (b) at or before the time required for delivery, it will duly execute and deliver, or arrange to have duly executed and delivered, all documents and instruments required to be delivered by it pursuant to this Agreement;

         (c) at the Ballard Meeting, it will vote all the Ballard Common Shares owned directly or through its Subsidiaries, in favour of the Special Resolution and, if so requested by Ballard, in favour of the Ordinary Resolution;

         (d) prior to the date of the Ballard Meeting it will execute a consent resolution approve the Special Resolution as a holder of DBF Shares and will, and will cause its Subsidiaries, to grant any Consents required of it or them;

         (e)      it  will  not  use  or  disclose  any  personal   information
                  disclosed to it by Ballard under Section 5.4(f)(i) except for purposes related to the transactions contemplated herein;

         (f)      during the Interim Period, it will:

                  (i) use all reasonable efforts to obtain the Regulatory Approvals and Consents required to be obtained by it for the completion of the transactions contemplated in this Agreement;

                  (ii) not abandon any of the Intellectual Property Rights owned or controlled by it relating to Fuel Cells and pay all fees for registration, renewal or examination of such Intellectual Property Rights fully and in time where due;

                  (iii) use its best efforts, in conjunction with Ballard, to design compensation schemes for the Transferred Employees to be implemented by Newco on the Closing Date, under which the aggregate value of compensation provided to the Transferred Employees on the Closing Date will be substantially equivalent to the aggregate value of compensation provided to the Transferred Employees immediately before the Closing Date. In particular, the compensation schemes will have the following characteristics:

                           (A) the annual salary of the Transferred Employees on the Closing Date will be the same as immediately before the Closing Date;

                           (B) the bonus structure for the Transferred Employees after the Closing Date will be substantially equivalent as immediately before the Closing Date; and

                           (C) the benefit coverage provided to the Transferred Employees on the Closing Date will be the same as immediately before the Closing Date; and

                           (D) as Newco will not be providing the Transferred Employees with shares, share options, restricted share units, deferred share units or any other form of equity based compensation, a long-term incentive program having substantially equivalent economic value as available to the Transferred Employees immediately before the Closing Date;

                  (iv)     use  all   reasonable   efforts  to   persuade   the
                           Designated   Employees   to  accept  the  offers  of
                           continuing employment made to them by Newco;

                  (v) use its best efforts to settle prior to the Closing Date the form of the Lease and the Service Agreements which, in addition to the terms set out in the Exhibits hereto, shall have terms and conditions which are customary in agreements of similar type and subject matter, provided that if any such agreement is not settled prior to the Closing Date, the Parties will not delay Closing but instead:

                           (A) they will follow the dispute resolution procedures set out in Part 9 to settle the terms and conditions which are customary in agreements of similar type and subject matter and immediately thereafter execute and deliver, or cause Newco to execute and deliver, the resulting settled agreement; and

                           (B) pending resolution of the terms and conditions of such agreements, Newco will obtain from Ballard the goods and services contemplated by such agreements on the terms specified in the Exhibits hereto;

                  (vi) use its best efforts to settle on or prior to November 23, 2007 the Holding Structure on terms acceptable to it, acting reasonably;

                  (vii) not, directly or indirectly though a Subsidiary, acquire or offer to acquire any Ballard Common Shares;

                  (viii) not enter into any transaction or perform any act which might interfere with the successful completion of the transactions contemplated in this Agreement or which would render inaccurate any of its representations and warranties set forth in this Agreement if such representations and warranties were made at a date subsequent to such transaction or act;

                  (ix) promptly notify Ballard in writing as soon as it acquires knowledge of facts which could reasonably be expected to result in:

                           (A) any representation or warranty made by it being untrue, inaccurate or incomplete on or before the Closing Date;

                           (B) the non-fulfilment of any of its covenants set out in the Agreement; or

                           (C) the occurrence of any circumstance which materially adversely affects, or with the giving of notice or lapse of time or
                                    otherwise   could   materially    adversely
                                    affect,   its  ability  to   complete   the
                                    transactions     contemplated    in    this
                                    Agreement; and

         (g) after Closing it will cause Newco, and will indemnify Ballard with respect to any failure by Newco, to:

                  (i)      perform,   satisfy   and   discharge   the   Ballard
                           Automotive Liabilities when due; and

                  (ii) pay when due all amounts owing to the Transferred Employees in respect of their employment with Newco from and after the Closing Date; and

         (h) after Closing, it will, and will cause Newco and its Subsidiaries to, take all such actions, execute all such documents and do such further things as may be necessary to give effect to the transactions contemplated in this Agreement.

IDENTIFICATION OF UNCLASSIFIED BALLARD IPRS

5.6      If:

         (a) in preparing this Agreement, Ballard fails to identify any existing Intellectual Property Rights of Ballard and its Subsidiaries; or

         (b)      any   Intellectual   Property   Rights  of  Ballard  and  its
                  Subsidiaries comes into existence during the Interim Period;

         (collectively (a) and (b) above, the "UNCLASSIFIED BALLARD IPRS"), the Party that identifies any Unclassified Ballard IPRs will give notice to the other Parties of such Unclassified Ballard IPRs and will, in a manner consistent with the approach reflected in the manner in which Intellectual Property

         Rights have been classified as Automotive IPR, Fundamental IPR or Non-Automotive IPR, attempt to reach unanimous agreement with the other Parties in classifying the Unclassified Ballard IPRs. If the Parties are unable to reach unanimous agreement with respect to the proper classification of any Unclassified Ballard IPRs within 30 days of the identification by any of the Parties of any Unclassified Ballard IPRs, the classification of such Unclassified Ballard IPRs will be finally determined under the procedures set out in Part 9. In order to give effect to this provision, Ballard covenants to Daimler and Ford that it will disclose to each of them all Unclassified Ballard IPRs of which it becomes aware, forthwith upon it so becoming aware, together with Ballard's recommendation of how such Unclassified Ballard IPRs should be classified.

PROCEDURE FOR UNCLASSIFIED BALLARD IPRS

5.7 If any Unclassified Ballard IPRs are identified and classified with the unanimous agreement of the Parties:

         (a) prior to the Closing Date, the Exhibits hereto and the schedules to the Transaction Documents will be updated to record the Unclassified Ballard IPRs thereon in accordance with the agreed classification as Automotive IPR, Fundamental IPR or Non-Automotive IPR; or

         (b)      following the Closing Date:

                  (i) Ballard will transfer jointly to Daimler and Ford (with any transfer costs to be borne by Daimler and
                           Ford) any Unclassified Ballard IPRs held by Ballard or its Subsidiaries which are classified as Automotive IPR and Daimler and Ford will be deemed to have licensed such IPR to Ballard as part of the OEM License; and

                  (ii) any Unclassified Ballard IPRs held by Ballard or its Subsidiaries which are classified as Fundamental IPR or Non-Automotive IPR will be deemed to have been licensed to Daimler and Ford as part of the Ballard License.

TRANSFER OF OVERLOOKED ASSETS, ACCESS TO OTHER ASSETS

5.8 If, notwithstanding Ballard's intention to transfer to Newco all of the inventory (warranty spares and in process test articles) relating to the Automotive Contracts, following Closing Ballard has mistakenly or inadventantly not included in Tangible Automotive Assets transferred at Closing any of such inventory, it will convey to Newco such inventory for no additional consideration. In respect of any machinery, equipment or other tangible assets retained by Ballard to which Newco desires access to carry on its business, Ballard will negotiate in good faith access for Newco to such machinery, equipment or other tangible assets either as part of the Services Agreements or a separate arrangement, having regard to:

         (a) Ballard's first priority (as owner) to use such machinery or equipment; and

         (b) the arm's length fair market value of the access requested by Newco.

POST CLOSING PROVISION OF PRODUCTS

5.9 Ballard agrees to provide products following the Closing Date to Daimler, Ford and their subsidiaries as follows:

         (a) HyWay 2/3 and 4 Pre Job #1 Prototypes for Daimler, Ford, NuCellSys and Newco:

                  (i) Pre Job #1 Prototypes are defined as fuel cell stacks produced under Full Prototype Release as defined in Ballard's TPPM process. Full Prototype Release comprises both Prototype Design Release and Prototype Process Release. All other Pre Job 1 products are Experimental Stacks and are dealt with under the Services Agreements.

                  (ii) Scope of Supply: Ballard's scope of supply shall be manufacturing and factory testing for Pre Job #1 Prototypes in accordance with the specifications drawings and designs provided, approved or adopted by the OEM. Ballard's scope of supply shall not include additional aspects of the Pre Job #1 Prototypes, including the specification of the design, performance, materials or use of the Pre Job #1 Prototypes.

                  (iii)    Stack  price  [commercially   sensitive  information
                           redacted].

                  (iv) Total part costs [commercially sensitive information redacted].

                  (v) Terms & Conditions according to Daimlers "Terms and Conditions of Purchase for Development Services" shall apply. Exceptions:

                                    Section  4:  Rights in  respect of the
                                    Development Results. The ownership and
                                    rights  with  respect  to IPR  will be
                                    governed    by    the    Restructuring

                                    Agreement and its  schedules  expanded
                                    by the following:

                                    Ballard will own all the IPR developed
                                    by Ballard in providing the Pre Job #1
                                    Prototypes  within  the  scope  of the
                                    HyWay 2/3 program  except for any such
                                    IPR  consisting  of   improvements  to
                                    Fundamental IPR developed,  discovered
                                    or  acquired  by Ballard  prior to the
                                    occurrence  of the  Triggering  Event,
                                    which will be owned as contemplated in
                                    the  Holding  Structure.  Daimler  and
                                    Ford   will   jointly   own   the  IPR
                                    developed by Ballard in providing  the
                                    ME&D services  within the scope of the
                                    HyWay 4 and subsequent  programs;  and
                                    Daimler  and Ford will  each  grant to
                                    Ballard   a   perpetual,    exclusive,
                                    royalty-free, sublicensable license to
                                    such  IPR  for  use in  Non-Automotive
                                    Applications.

         (b)      HyWay 2/3 Post Job #1 Stacks for Daimler:

                  (i) Scope of Supply: Ballard's scope of supply shall be manufacturing and factory testing for Job #1 Stacks in accordance with specifications drawings and designs provided, approved or adopted by Daimler. Ballard's scope of supply shall not include additional aspects of the Job #1 Stacks, including the specification of the design, performance, materials or use of the Job #1 Stacks.

                  (ii)     Stack  price  [commercially   sensitive  information
                           redacted].

                  (iii) Total part costs [commercially sensitive information redacted].

                  (iv) Terms & Conditions according to Daimlers "General Terms & Conditions for the Purchase of Production Material and Spare Parts which are Destined for the Automobile" and Mercedes Benz Special Terms apply.
                           Exceptions:

                                    MB Special Terms:  Service support and
                                    spare parts will be  available  for at
                                    least five years after  delivery  date
                                    of the  last  HyWay  2/3  Post  Job #1
                                    stack unit.  Pricing must be finalized
                                    between G. Budd /M Kunstler.

         (c)      HyWay 2/3 Post Job #1 Stacks for Ford:

                  (i) Scope of Supply: Ballard's scope of supply shall be manufacturing and factory testing for Job #1 Stacks in accordance with specifications drawings and designs provided, approved or adopted by Ford. Ballard's scope of supply shall not include additional aspects of the Job #1 Stacks, including the specification of the design, performance, materials or use of the Job #1 Stacks.

                  (ii)     Stack  price  [commercially   sensitive  information
                           redacted].

                  (iii) Total part costs [commercially sensitive information redacted].

                  (iv) Purchases by Ford will be made on the basis of "Ford's Global Terms and Conditions, the most recent version of which is dated January 1, 2004" as may be amended from time to time, and subject to any exceptions or amendments as agreed to by Ford and Ballard.

         (d)      Product Purchase

                  (i) Upon the request of Daimler, Ford, NuCellSys or Newco as the case may be, (the "OEM"), Ballard will sell to the OEM the number of the Products listed above as requested by the OEM and subject to capacity constraints will use commercially reasonable efforts to quote and supply other Products as requested by the OEMs.

                  (ii) Each OEM will purchase the Products (as described under Section 5.9(d)(vi) below) under its standard respective terms and conditions for the purchase of production goods. Purchases by Ford will be made on the basis of "Ford's Global Terms and Conditions", the most recent version of which is dated January 1, 2004, as may be amended from time to time and purchases by Daimler of experimental stacks and pre Job #1 prototypes will be made on the basis of Daimler's "Terms and Conditions of Purchase for Development Services" and purchases by Daimler of Post Job #1 stacks will be made on the basis of Daimler's "General Terms and Conditions for the Purchase of Production Material and Spare Parts which are destined for the Automobile", the most recent version of which is dated January 1st, 2004 and the "Mercedes-Benz

                           Special Terms (Version 2007)" as may be amended from time to time;

                  (iii) The prices for the Products purchased will be negotiated by the purchasing OEM and Ballard.

                  (iv) For Products described in Section 5.9(a),(b) and (c) the costs for the Product will be detailed in the Price Break Down template adopted for HyWay 2/3 purposes as provided by Daimler.

                  (v) Nothing contained in this Agreement requires an OEM to purchase any Product.

                  (vi) Upon the request of an OEM, Ballard will provide such OEM with full transparency with regard to the price structure of a Product. For the avoidance of doubt, the term "Product" includes the final above Product and any prototypes, samples, or developmental or testing versions thereof.

                  (vii) Tier II/III Co-Management: Ballard shall disclose Tier II/III suppliers to the OEMs. The OEMs may, with the prior written consent of Ballard, such consent not to be unreasonably withheld, evaluate and validate Ballard's internal Tier II/III supplier processes.

SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

5.10 The representations and warranties of Daimler, Ford and Ballard contained in this Agreement or in certificates or documents delivered pursuant to or in connection with the transactions contemplated by this Agreement, will survive the Closing and, notwithstanding the completion of the transactions contemplated in this Agreement, will continue in full force and effect for 18 months following the Closing Time, except for the representations and warranties made in Section 5.1(l), Section 5.1(m), Section 5.1(n), Section 5.1(w), Section
         5.2(k), Section 5.2(l), Section 5.3(k) and Section 5.3(l) and the respective covenants of the Parties, all of which shall continue in full force and effect following the Closing without time limitation.


                                    PART 6
                                   CONDITIONS


CONDITIONS FOR THE BENEFIT OF BALLARD

6.1 The obligation of Ballard to complete the transactions contemplated in this Agreement at the Closing is subject to the fulfilment, to the reasonable satisfaction of Ballard, on or before the Closing Date, of the following conditions:

         (a) the representations and warranties of Daimler and Ford in this Agreement and in any agreement, certificate or document delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated in this
                   Agreement, will be true, complete and correct in all material respects, as of the date hereof and as of the Closing Date;

         (b) all covenants and agreements contained in this Agreement to be performed by or complied with by Daimler or Ford on or before the Closing Date will have been performed or complied with in all material respects;

         (c) all documents required to be filed before Closing with the applicable Governmental Authorities or stock exchanges by Daimler or Ford, to give effect to the transactions contemplated by this Agreement, will have been filed; and

         (d) other than as contemplated in Section 5.4(f)(vi) and Section 5.5(f)(iv), all documents and other items required under Part 8 to be delivered to it shall have been executed by the parties thereto and be available for delivery to it upon occurrence of the Closing.

WAIVER OF CONDITIONS BY BALLARD

6.2 The conditions set forth in Section 6.1 are for the exclusive benefit of Ballard and may be waived by Ballard in writing in whole or in part at or before the Closing Time.

CONDITIONS FOR THE BENEFIT OF DAIMLER

6.3 The obligation of Daimler to complete the transactions contemplated in this Agreement at the Closing is subject to the fulfilment, to the reasonable satisfaction of Daimler, on or before the Closing Date, of the following conditions:

         (a) the representations and warranties of Ballard and Ford in this Agreement and in any agreement, certificate or document delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated in this Agreement, will be true, complete and correct in all material respects, as of the date hereof and as of the Closing Date;

         (b) all covenants and agreements contained in this Agreement to be performed or complied with by Ballard or Ford on or before the Closing Date will have been performed or complied with in all material respects;

         (c) all documents required to be filed before Closing with the applicable Governmental Authorities or stock exchanges by
                  Ballard or Ford to give effect to the transactions contemplated by this Agreement will have been filed; and

         (d) all documents and other items required under Part 8 to be delivered to it shall have been executed by the parties thereto and be available for delivery to it upon occurrence of the Closing.

WAIVER OF CONDITIONS BY DAIMLER

6.4 The conditions set forth in Section 6.3 are for the exclusive benefit of Daimler and may be waived by Daimler in whole or in part at or before the Closing Time.

CONDITIONS FOR THE BENEFIT OF FORD

6.5 The obligation of Ford to complete the transactions contemplated this Agreement at the Closing is subject to the fulfilment, to the reasonable satisfaction of Ford, on or before the Closing Date, of the following conditions:

         (a) the representations and warranties of Ballard and Daimler in this Agreement and in any agreement, certificate or document delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated in this Agreement, will be true complete and correct in all material respects, as of the date hereof and as of the Closing Date;

         (b) all covenants and agreements contained in this Agreement to be performed by or complied with by Ballard or Daimler on or before the Closing Date will have been performed or complied with in all material respects;

         (c) all documents required to be filed before Closing with the applicable Governmental Authorities or stock exchanges by Ballard or Daimler, to give effect to the transactions contemplated by this Agreement, will have been filed; and

         (d) all documents and other items required under Part 8 to be delivered to it shall have been executed by the parties thereto and be available for delivery to it upon occurrence of the Closing.

WAIVER OF CONDITIONS BY FORD

6.6 The conditions set forth in Section 6.5 are for the exclusive benefit of Ford and may be waived by Ford in writing in whole or in part at or before the Closing Time.

CONDITIONS FOR THE BENEFIT OF ALL OF THE PARTIES

6.7 The respective obligations of the Parties to be performed pursuant to this Agreement at the Closing Time are subject to the fulfilment, on or before the Closing Time, of the conditions that:

         (a) the Regulatory Approvals listed in Exhibit T will have been obtained;

         (b) the acquisition and disposition of the Ballard Common Shares and the Newco Common Shares in accordance with this Agreement are not prohibited by any law, statute, rule or regulation of any jurisdiction to which Ballard, Newco, Daimler or Ford is subject and will be exempt from the registration, prospectus, tender offer, take-over bid and issuer bid requirements of all applicable securities laws in the United States and Canada;

         (c) no act, action, suit or proceeding will have been taken before or by any Governmental Authority or any other Person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law, and no law, regulation or policy will have been proposed, enacted, promulgated or applied:

                  (i) to enjoin, prohibit or impose material limitations or conditions on any Party with respect to the transactions contemplated by this Agreement; or

                  (ii)     which,  if the  transactions  contemplated  by  this
                           Agreement  were  completed,   would  materially  and
                           adversely affect any Party;

         (d) the Ballard Shareholders have passed the Ordinary Resolution and the Special Resolution by such majorities as are necessary to enable them to be effective under, and satisfy all of the requirements of, applicable corporate and securities laws; and

         (e)      the  Daimler   Supervisory  Board  Approval  will  have  been
                  obtained.


                                    PART 7
                                  INDEMNITIES


NOTICE OF BREACH

7.1 Each Party will, as soon as it has determined that it has actual (and not attributed or assumed) knowledge of facts or circumstances which give rise to a claim which is or may become an Indemnity Claim under this Agreement against another Party, promptly notify each other Party of such facts or circumstances.

INDEMNITY TO BALLARD BY DAIMLER

7.2 Subject to the provisions of this Part 7, Daimler hereby agrees to indemnify, keep indemnified and hold Ballard and each of its directors, officers, employees agents and representatives harmless from and against all Indemnity Claims, costs and expenses (including reasonable legal fees and disbursements) incurred or suffered by Ballard and each of its directors, officers, employees agents and representatives in any manner arising out of, in connection with, with respect to or relating to any representation or warranty of Daimler set forth in this Agreement, being untrue or incorrect or the failure of Daimler to observe or perform any of its obligations or covenants pursuant to this Agreement.

INDEMNITY TO BALLARD BY FORD

7.3 Subject to the provisions of this Part 7, Ford hereby agrees to indemnify, keep indemnified and hold Ballard and each of its directors, officers, employees agents and representatives harmless from and against all Indemnity Claims, costs and expenses (including reasonable legal fees and disbursements) incurred or suffered by Ballard and each of its directors, officers, employees agents and representatives in any manner arising out of, in connection with, with respect to or relating to any representation or warranty of Ford set forth in this Agreement, being untrue or incorrect or the failure of Ford to observe or perform any of its obligations or covenants pursuant to this Agreement.

INDEMNITY TO DAIMLER BY BALLARD

7.4 Subject to the provisions of this Part 7, Ballard hereby agrees to indemnify, keep indemnified and hold Daimler and each of its directors, officers, employees agents and representatives harmless from and against all Indemnity Claims, costs and expenses (including reasonable legal fees and disbursements) incurred or suffered by Daimler and each of its directors, officers, employees agents and representatives in any manner arising out of, in connection with, with respect to or relating to any representation or warranty of Ballard set forth in this Agreement being untrue or incorrect or the failure of Ballard to observe or perform any of its obligations or covenants pursuant to this Agreement.

INDEMNITY TO FORD BY BALLARD

7.5 Subject to the provisions of this Part 7, Ballard hereby agrees to indemnify, keep indemnified and hold Ford and each of its directors, officers, employees agents and representatives harmless from and against all Indemnity Claims, costs and expenses (including reasonable legal fees and disbursements) incurred or suffered by Ford and each of its directors, officers, employees agents and representatives in any manner arising out of, in connection with, with respect to or relating to any representation or warranty of Ballard set forth in this Agreement being untrue or incorrect or the failure of Ballard to observe or perform any of its obligations or covenants pursuant to this Agreement.

INDEMNITY CLAIM THRESHOLD

7.6 Before any Party can make an Indemnity Claim against another Party with respect to a representation or warranty set out herein, the Party must have an Indemnity Claim or Claims with respect to such representation or warranty each of which is in an amount of not less than $250,000 and all of which in the aggregate are not less than $1,000,000, but once the aggregate amount of such Indemnity Claims is equal to or greater than $1,000,000, such Party can make all of such Indemnity Claims of not less than $250,000 against such other Party.

LIMITATIONS OF INDEMNITY CLAIMS

7.7 Notwithstanding anything contained herein, a Party will not be liable to another Party for any Indemnity Claims or remedies, whether at law or in equity under or in connection with this Agreement for any amount, in the aggregate, that exceeds the amount of the aggregate consideration received by that Party from such other Party (measured at the Closing Time) pursuant to the transactions contemplated by this Agreement, provided that for the purposes of this Part 7:

         (a)      Daimler and its Subsidiaries will be treated as one Party;

         (b)      Ford and its Subsidiaries will be treated as one Party;

         (c)      Ballard  and its  Subsidiaries  will be treated as one Party;
                  and

         (d)      for greater certainty,  the amount of consideration  received by:

                  (i) Ballard and its Subsidiaries from Ford and its Subsidiaries and by Ford and its Subsidiaries from Ballard and its Subsidiaries, shall be deemed to be equal to the Fair Market Value of 12,868,700 Ballard Common Shares on the date hereof; and

                  (ii) Ballard and its Subsidiaries from Daimler and its Subsidiaries, and by Daimler and its Subsidiaries from Ballard and its Subsidiaries, shall be deemed to be equal to the Fair Market Value of 21,292,598 Ballard Common Shares on the date hereof.

TIME LIMITATION ON INDEMNITY CLAIMS

7.8 None of the Parties to this Agreement will be liable to one or more other Parties under this Agreement for Indemnity Claims or for any other remedy, whether at law or in equity, in respect of representations or warranties contained herein unless the Party makes an Indemnity Claim and has given the Party against whom the Indemnity Claim is made notice of the Indemnity Claim setting out in reasonable detail the nature and basis of the Indemnity Claim, and has commenced proceedings for enforcement of such Indemnity Claim, within the following time periods:

         (a) a claim (with respect to title-related matters) under Section 5.1(l), Section 5.1(m), Section 5.1(n), Section 5.1(w),
                  Section 5.2(k), Section 5.2(l), Section 5.3(k) and Section 5.3(l) at any time (without limitation) after the Closing Date;

         (b) a claim under any other representation or warranty, within 18 months after the Closing Date.


                                    PART 8
                                    CLOSING


CLOSING

8.1 Subject to satisfaction or waiver of the conditions set out in Part 6, the Closing will take place at the offices of Stikeman Elliott LLP, 1700-666 Burrard Street, Vancouver, British Columbia at the Closing Time on the Closing Date unless otherwise agreed by the Parties.

DELIVERIES BY DAIMLER

8.2      On the Closing Date, Daimler will deliver or cause to be delivered:

         (a)      to Ballard, the following:

                  (i) certificates representing the Daimler Ballard Common Shares and the Daimler DBF Shares, duly executed for transfer;

                  (ii) the Transaction Documents to which Daimler is a party, duly executed by Daimler;

                  (iii) a certificate of an authorized signatory of Daimler, dated the Closing Date, in form and substance reasonably satisfactory to Ballard, as to:

                           (A) the Daimler Supervisory Board Approval and the resolutions of the Board of Management of Daimler authorizing Daimler's execution of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby;

                           (B) each of the representations and warranties of Daimler contained in this Agreement, the Transaction Documents and any other related documents and instruments being true and correct in all material respects on and as at the Closing Date and with the same force and effect as though made at such date; and

                           (C) the incumbency of the officers of Daimler who execute this Agreement, the Transaction Documents and any other related documents and instruments to which Daimler is a party;

                  (iv) resignations of each of its nominees on the board of directors of Ballard and DBF; and

                  (v)      the Daimler Closing Opinion;

         (b)      to Newco, the following:

                  (i) the Transaction Documents to which Daimler is a party, duly executed by Daimler;

                  (ii) a certificate of an authorized signatory of Daimler, dated the Closing Date, in form and substance reasonably satisfactory to Newco, as to:

                           (A) the resolutions of the Board of Management of Daimler authorizing Daimler's execution of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby;

                           (B) each of the representations and warranties of Daimler contained in this Agreement, the Transaction Documents and any other related documents and instruments being true and correct in all material respects on and as at the Closing Date and with the same force and effect as though made at such date; and

                           (C) the incumbency of the officers of Daimler who execute this Agreement, the Transaction Documents and any other related documents and instruments to which Daimler is a party; and

                  (iii)    the Daimler Closing Opinion; and

         (c)      to Ford, the following:

                  (i) the Transaction Documents to which Daimler is a party duly executed by Daimler;

                  (ii) a certificate of an authorized signatory of Daimler, dated the Closing Date, in form and substance reasonably satisfactory to Ford, as to:

                           (A) the resolutions of the Board of Management of Daimler authorizing Daimler's execution of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby;

                           (B) each of the representations and warranties of Daimler contained in this Agreement, the Transaction Documents and any other related documents and instruments being true and correct in all material respects on and as at the Closing Date and with the same force and effect as though made at such date; and

                           (C) the incumbency of the officers of Daimler who execute this Agreement, the Transaction Documents and any other related documents and instruments to which Daimler is a party; and

                  (iii)    the Daimler Closing Opinion.

DELIVERIES BY FORD

8.3      On the Closing Date, Ford will deliver or cause to be delivered:

         (a)      to Ballard the following:

                  (i) certificates representing the Ford Ballard Common Shares and the Ford DBF Shares, duly executed for transfer;

                  (ii) the Transaction Documents to which Ford is a party, duly executed by Ford;

                  (iii) a certificate of the Secretary or an Assistant Secretary of Ford, dated the Closing Date, in form and substance reasonably satisfactory to Ballard, as to:

                           (A) the execution, delivery and performance of this Agreement and the Transaction Documents having been duly authorized by all necessary corporate action on the part of Ford and no other corporate proceedings on the part of Ford being necessary;

                           (B) each of the representations and warranties of Ford contained in this Agreement, the Transaction Documents and any other related documents and instruments being true and correct in all material respects on and as at the Closing Date and with the same force and effect as though made at such date; and

                           (C) the incumbency of the officers of Ford who execute this Agreement, the Transaction Documents and any other related documents and instruments to which Ford is a party;

                  (iv) resignations of each of its nominees on the board of directors of Ballard and DBF; and

                  (v)      the Ford Closing Opinion;

         (b)      to Newco the following:

                  (i) the Transaction Documents to which Ford is a party, duly executed by Ford;

                  (ii) a certificate of the Secretary or an Assistant Secretary of Ford, dated the Closing Date, in form and substance reasonably satisfactory to Ballard, as to:

                           (A) the execution, delivery and performance of this Agreement and the Transaction Documents having been duly authorized by all necessary corporate action on the part of Ford and no other corporate proceedings on the part of Ford being necessary;

                           (B) each of the representations and warranties of Ford contained in this Agreement, the Transaction Documents and any other related documents and instruments being true and correct in all material respects on and as at the Closing Date and with the same force and effect as though made at such date; and

                           (C) the incumbency of the officers of Ford who execute this Agreement, the Transaction Documents and any other related documents and instruments to which Ford is a party; and

                  (iii)    the Ford Closing Opinion; and

         (c)      to Daimler the following:

                  (i) the Transaction Documents to which Ford is a party duly executed by Ford;

                  (ii) a certificate of the Secretary or an Assistant Secretary of Ford, dated the Closing Date, in form and substance reasonably satisfactory to Daimler, as to:

                           (A) the execution, delivery and performance of this Agreement and the Transaction Documents having been duly authorized by all necessary corporate action on the part of Ford and no other corporate proceedings on the part of Ford being necessary;

                           (B) each of the representations and warranties of Ford contained in this Agreement, the Transaction Documents and any other related documents and instruments being true and correct in all material respects on and as at the Closing Date and with the same force and effect as though made at such date; and

                           (C) the incumbency of the officers of Ford who execute this Agreement, the Transaction Documents and any other related documents and instruments to which Ford is a party; and

                  (iii)    the Ford Closing Opinion.

DELIVERIES BY BALLARD

8.4      On the Closing Date, Ballard will deliver or cause to be delivered:

         (a)      to Daimler the following:

                  (i)      a bank draft or wire transfer of $36,200,000;

                  (ii) the share certificate representing the Daimler Newco Shares;

                  (iii) subject to Section 5.4(f)(vi) and Section 5.5(f)(iv), the Transaction Documents to which Ballard or Newco is a party, duly executed by Ballard and/or Newco, as the case may be;

                  (iv) a certificate of the Corporate Secretary of Ballard, dated the Closing Date, in form and substance reasonably satisfactory to Daimler, as to:

                           (A) the resolutions of the directors of Ballard authorizing the execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

                           (B) each of the representations and warranties of Ballard contained in this Agreement, the Transaction Documents and any other related documents and instruments being true and correct in all material respects on and as at the Closing Date and with the same force and effect as though made at such date; and

                           (C) the incumbency of the officers of Ballard who execute this Agreement, the Transaction Documents and any other related documents and instruments;

                  (v) a certificate of the Corporate Secretary of Newco, dated the Closing Date, in form and substance reasonably satisfactory to Daimler, as to:

                           (A) the resolutions of the directors of Newco authorizing the execution of the Transaction Documents and the consummation of the transactions contemplated thereby; and

                           (B) the incumbency of the officers of Newco who execute the Transaction Documents and any other related documents and instruments;

                  (vi)     a certified copy of the Ordinary  Resolution and the
                           Special   Resolution   approved  by  the   requisite
                           majority; and

                  (vii)    the  Stikemans   Closing  Opinion  and  the  Ballard
                           Closing Opinion;

         (b)      to Ford the following:

                  (i)      a bank draft or wire transfer of $21,800,000;

                  (ii)     the share  certificate  representing  the Ford Newco
                           Shares;

                  (iii) subject to Section 5.4(f)(vi) and Section 5.5(f)(iv), the Transaction Documents to which Ballard or Newco is a party, duly executed by Ballard and/or Newco, as the case may be;

                  (iv) a certificate of the Corporate Secretary of Ballard, dated the Closing Date, in form and substance reasonably satisfactory to Ford, as to:

                           (A) the resolutions of the directors of Ballard authorizing the execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

                           (B) each of the representations and warranties of Ballard contained in this Agreement, the Transaction Documents and any other related documents and instruments being true and correct in all material respects on and as at the Closing Date and with the same force and effect as though made at such date; and

                           (C) the incumbency of the officers of Ballard who execute this Agreement, the Transaction Documents and any other related documents and instruments;

                  (v) a certificate of the Corporate Secretary of Newco, dated the Closing Date, in form and substance reasonably satisfactory to Ford, as to:

                           (A) the resolutions of the directors of Newco authorizing the execution of the Transaction Documents and the consummation of the transactions contemplated thereby; and

                           (B) the incumbency of the officers of Newco who execute the Transaction Documents and any other related documents and instruments;

                  (vi)     a certified copy of the Ordinary  Resolution and the
                           Special   Resolution   approved  by  the   requisite
                           majority; and

                  (vii)    the  Stikemans   Closing  Opinion  and  the  Ballard
                           Closing Opinion; and

         (c)      to Newco the following:

                  (i)      a bank draft or wire transfer of $2,000,000;

                  (ii)     subject   to   Section    5.4(f)(vi)   and   Section
                           5.5(f)(iv),   the  Transaction  Documents  to  which
                           Ballard is a party, duly executed by Ballard;

                  (iii) an electronic copy (burned onto DVDs) of all Program Documents;

                  (iv) a certificate of the Corporate Secretary of Ballard, dated the Closing Date, in form and substance reasonably satisfactory to Newco, as to:

                           (A) the resolutions of the directors of Ballard authorizing the execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

                           (B) each of the representations and warranties of Ballard contained in this Agreement, the Transaction Documents and any other related documents and instruments being true and correct in all material respects on and as at the Closing Date and with the same force and effect as though made at such date; and

                           (C) the incumbency of the officers of Ballard who execute this Agreement, the Transaction Documents and any other related documents and instruments; and

                  (v)      the  Stikemans   Closing  Opinion  and  the  Ballard
                           Closing Opinion.

ADDITIONAL DELIVERIES

8.5      In addition to the specific deliveries  contemplated by Section 8.2 to
         Section 8.4, each of the Parties will, on or before the Closing Date, enter into, execute and deliver all such instruments, documents and payments as are necessary or desirable to complete the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties will execute and deliver all such documents and instruments as may be necessary to implement the Holding Structure as the last step in the transactions contemplated herein to occur on the Closing Date.


                                    PART 9
                       GOVERNING LAW; DISPUTE RESOLUTION


INITIATION OF PROCESS

9.1 If at any time a dispute among any of the Parties with respect to any matter relating to this Agreement arises, any of Daimler, Ford or Ballard that wishes that the issue be considered further will give notice to each of the other Parties, whether or not involved in the dispute, requiring that such issue or dispute be decided pursuant to this Agreement.

REFERRAL TO SENIOR OFFICERS

9.2 If notice is given pursuant to Section 9.1, any of Daimler, Ford or Ballard may ask a senior officer of each of the three of them (the "Senior Officers") to forthwith initiate discussions with one another with a view to settling the issue or matter.

DECISION BINDING

9.3 A unanimous decision reached by the Senior Officers and communicated by them in writing to the Parties will be binding on such Parties and will be implemented.

SUBMiSSION TO ARBITRATION

9.4 If no decision with respect to an issue or dispute of which notice is given pursuant to Section 9.1 is so communicated by the Senior Officers within 30 days after such notice is delivered, any of Daimler, Ford or Ballard may at any time before a unanimous decision thereon is communicated and less than 90 days after such notice under Section 9.1 is given, by further notice given to each of the others of them, submit the issue or dispute for final resolution by an arbitral tribunal consisting of a single arbitrator, if the Parties to such issue or dispute so agree, or otherwise to a panel of three arbitrators, appointed and acting under the Swiss Rules of International Arbitration. The seat of the arbitration shall be Zurich, Switzerland. No party will pursue any remedy or action in any other court or jurisdiction except as expressly provided in this Part 9.

ACCEPTANCE AND IMPLEMENTATION

9.5 Any Party whether or not affected by or involved in a dispute under this Part 9 may participate as a Party in the arbitration under this
         Part 9 and each Party will accept as final and binding and proceed in good faith diligently to implement, the award or decision of the arbitral tribunal on an arbitration pursuant to Section 9.4. The Parties hereby expressly exclude all remedies and setting aside of proceedings and waive fully any action for annulment by virtue of
         Article 192(1) of the Swiss Private International Law Statute.

CONDUCT OF ARBITRATION

9.6 All arbitration proceedings will be conducted in Zurich, Switzerland in the English language.

ARBITRATION AWARD

9.7 Any arbitration award will be in writing, in the English language, and will contain the reasons for the award as well as a decision regarding payment of costs by the parties to the arbitration. The arbitral tribunal will not have the power to grant provisional and conservatory measures including injunctions, restraining orders and specific performance, and each Party reserves its right to apply for such remedies to any ordinary court of competent jurisdiction, in which case such Party may apply directly to such court without complying with Section 9.1 or Section 9.2.

GOVERNING LAW

9.8 This Agreement is and will be deemed to have been made in Switzerland and the construction, validity and performance of this Agreement will be governed in all respects by Swiss substantive laws. With respect to the laws on purchase contracts, Article 184 et seq of the Swiss Code of Obligations will apply instead of the Vienna Convention on the International Purchase of Goods of April 11, 1980.

                                    PART 10
                                  TERMINATION


TERMINATION TIME

10.1 If the Closing has not occurred on or before 5:00 p.m. (Vancouver time) on March 31, 2008 (the "TERMINATION TIME"), this Agreement will be null and void and of no further force and effect at and after the Termination Time, other than the provisions of Section 11.4, which shall survive such termination, except that no Party will be released or relieved from any liability arising from the breach by such Party as of or before such time of any of its representations, warranties, covenants or agreements contained in this Agreement.

TERMINATION AT ANY TIME

10.2     This Agreement may be terminated:

         (a) by Daimler, Ford or Ballard at any time after November 23, 2007 if on the date of such termination the Parties have not settled the Holding Structure to the satisfaction of each of the Parties; or

         (b) by Ballard at any time after December 14, 2007 if on the date of such termination Daimler has not obtained the Daimler Supervisory Board Approval; or

         (c) at any time before or after this Agreement has been approved by the Ballard Shareholders with the written consent of each of the Parties;

         and thereafter this Agreement will be null and void and of no further force and effect, other than the provisions of Section 11.4, which shall survive such termination, except that no Party will be released or relieved from any liability arising from the breach by such Party as of or before such time of any of its representations, warranties, covenants or agreements contained in this Agreement.


                                    PART 11
                                    GENERAL


MODIFICATIONS, APPROVALS AND CONSENTS

11.1 No amendment, modification, supplement, waiver or termination of any provision of this Agreement will be effective unless made in writing and signed by each of the Parties having rights under this Agreement at that time and then only in the specific instance and for the specific purpose given.

FURTHER ASSURANCES

11.2 The Parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

ENTIRE AGREEMENT

11.3 The provisions in this Agreement, the Transaction Documents, and any other instruments and documents expressly contemplated herein, constitute the entire agreement among the Parties in respect of the matters agreed to or expressly contemplated in this Agreement.

EXPENSES

11.4 Except as otherwise expressly stated in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the completion of the transactions contemplated in this Agreement.

CONFIDENTIALITY OBLIGATIONS OF BALLARD, DAIMLER AND FORD

11.5     (a)      Each Party will, and will cause its  Subsidiaries and its and their directors, officers, employees and agents to, keep all Confidential Information disclosed to any of them by the others of them confidential and will not use or disclose such Confidential Information to any Person except to the extent:

                  (i) such use or disclosure is expressly permitted or contemplated pursuant to this Agreement or any agreement contemplated herein;

                  (ii) such use or disclosure is strictly necessary to enable the recipient of such Confidential Information to exercise its rights and perform its obligations under this Agreement or any agreement contemplated in this Agreement;

                  (iii) such use or disclosure is required by applicable law;

                  (iv) such information is in the public domain other than as a result of a breach of this Agreement or any agreement contemplated in this Agreement; or

                  (v) such use or disclosure is required pursuant to a final order or judgment of a court of competent jurisdiction and in such case the Parties will cooperate with one another to obtain an appropriate protective order or other reliable assurance that the confidentiality of such Confidential Information will be maintained.

         (b) Each Party will not, and will ensure that its Subsidiaries, and its and their directors, officers, employees and agents do not, release any publicity or advertising relating to this Agreement, the agreements and instruments entered into pursuant to this Agreement or the transactions contemplated hereunder and thereunder to any Third Party, including any news media organization, without the prior consent of the other Parties, except as provided for under Section 11.5(a).

         (c) Each Party acknowledges that the Confidential Information of the other Parties consists in part of information vital to the business and commercial prospects of those other Parties and that such information is the special, valuable and unique property of those other Parties and would not normally be disclosed to it. Accordingly, each Party agrees to act as a fiduciary of each other Party that provides it with
                  Confidential Information and to use all commercially reasonable efforts to protect such Confidential Information and keep it confidential using a standard of care no less than the degree of care that such Party would be reasonably expected to employ for its own similar Confidential Information.

         (d) Without prejudice to any other rights or remedies, in the event of litigation relating to a breach of the provisions of this Section 11.5, if a court of competent jurisdiction determines in a final, non-appealable order that any of such provisions has been breached, the Party in breach will reimburse the other Parties for their respective costs and expenses (including reasonable legal fees and expenses) incurred in connection with all such litigation.

         (e) No failure or delay by Ballard, Daimler or Ford or any of such Parties' respective representatives in exercising any right, power or privilege under this Section 11.5 will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. No provision of this
                  Section 11.5 may be waived or amended nor any consent given except in writing signed by a duly authorized officer of each Party so waiving or consenting.

         (f) The provisions contained in this Section 11.5 will take effect on the Closing Date, at which time they will supersede the terms and conditions contained in Part 16 of the Fourth Alliance Agreement which is being terminated on the Closing Date.

NOTICES

11.6 Every notice, request, demand, direction or other communication (each, for the purposes of this Section 11.6, Section 11.7 and Section 11.8, a "NOTICE") required or permitted to be given pursuant to this Agreement will be deemed to be well and sufficiently given if in writing, in the English language, and delivered by hand (including recognized overnight courier service) in each case addressed as follows:

         (a)      if to Ballard at:

                  9000 Glenlyon Parkway
                  Burnaby, British Columbia
                  Canada  V5J 5J8

                  Attention:   Corporate Secretary

         (b)      if to Daimler at:

                  Mercedesstrasse 137
                  70327 Stuttgart
                  Germany

                  Attention:   Legal Department, General Counsel

                  with  a  copy   to   Senior   Vice-President,   Mergers   and
                  Acquisitions, and to Senior Vice-President, Research, Body and Powertrain

         (c)      if to Ford, at:

                  One American Road
                  Dearborn, Michigan
                  48126  USA

                  Attention:   Secretary

or to such other address as is specified by the particular Party by Notice to the others.

DEEMED RECEIPT

11.7 Any Notice delivered as aforesaid will be deemed conclusively to have been effectively given and received on the day Notice was delivered as aforesaid if it was delivered before 4:00 p.m. local time of the Party receiving the Notice on a day that was a Business Day or on the next day that is a Business Day if it was delivered on a day that was not a Business Day or after 4:00 p.m. local time on a Business Day.

CHANGE OF ADDRESS

11.8 A Party may at any time, by Notice to the others, change its address to some no less convenient address and will so change its address whenever its address ceases to be suitable for delivery by hand.

ENUREMENT

11.9 This Agreement will enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

TIME OF THE ESSENCE

11.10 Time is of the essence in the performance of each obligation under this Agreement.

COUNTERPARTS

11.11 This Agreement may be executed in any number of notarial authentic copies, all of which will together, for all purposes, constitute one and the same instrument, binding on the Parties, and each of which will be deemed to be an original.

NO PARTNERSHIP OR UNINCORPORATED JOINT VENTURE

11.12 The Parties expressly disclaim any intention to create or form a partnership or unincorporated joint venture among any of the Parties or any of the other corporations referred to in this Agreement.

PRESS RELEASES

11.13 No Party will, and each Party will ensure that its affiliates, directors, officers, employees and agents will not, issue any press release related to this Agreement, the agreements and instruments entered into pursuant to this Agreement or the transactions contemplated hereunder or thereunder, without the prior consent of the other Parties, except to the extent

         (a)      such  disclosure  is  expressly   permitted  or  contemplated
                  pursuant to this Agreement or any agreement contemplated herein,

         (b) such disclosure is strictly necessary to enable the Party to exercise its rights and perform its obligations under this Agreement or any agreement contemplated in this Agreement,

         (c)      such disclosure is required by applicable law,

         (d) such information is in the public domain other than as a result of a breach of this Agreement or any agreement contemplated in this Agreement, or

         (e) such disclosure is required pursuant to a final order or judgement of a court of competent jurisdiction and in such case the Parties will co-operate with one another to obtain an appropriate protective order or other reliable assurances that the confidentiality of such information will be maintained.

PROCEEDINGS

11.14    Each Party will not,  and will  ensure  that none of its  Subsidiaries will, at any time, take any step or proceeding to have any of the provisions contained in this Agreement declared invalid or unenforceable or use any defence based on a claim of invalidity or unenforceability of any provision contained in this Agreement.


IN WITNESS WHEREOF this Agreement has been executed by the Parties on the day and year first above written.


BALLARD POWER SYSTEMS INC.

By:      "JOHN SHERIDAN"

Its:     Chief Executive Officer

By:      "GLENN KUMOI"

Its:     VP, General Counsel and Corporate Secretary

DAIMLER AG

By:      "Christian Mohrdieck"

Its:     Director Fuel Cell Drive System
         Development (GR/VF), Group Research
         & Advanced Engineering



FORD MOTOR COMPANY

By:      "SCOTT M STALEY"

Its:     Chief Engineer